Exhibit 4.6

English translation from French version

For information purposes only

CONTRIBUTION AGREEMENT

BETWEEN:

EURO DISNEY S.C.A., a French société en commandite par actions with a share capital of €10,826,802.92, having its registered office at “Immeubles Administratifs”, Route Nationale 34, 77700 Chessy, France, registered with the Registry of Commerce and Companies of Meaux under number 334 173 887, represented by Mr. André Lacroix, acting in his capacity as Président-Directeur Général of Euro Disney SAS, gérant,

(hereinafter referred to as “Euro Disney S.C.A.” or the “Contributing Company”)

AND:

EURO DISNEY ASSOCIES S.C.A., a French société en commandite par actions with a share capital of €109,997,848.20, having its registered office at “Immeubles Administratifs”, Route Nationale 34, 77700 Chessy, France, registered with the Registry of Commerce and Companies of Meaux under number 397 471 822, represented by Mr. Jeffrey R. Speed, duly empowered for purposes hereof and acting in his capacity as representative of Euro Disney SAS, gérant,

(hereinafter referred to as “EDA” or the “Beneficiary”)

WHEREAS:

I.                                         Euro Disney S.C.A. is a French société en commandite par actions, whose shares are listed on the Premier Marché of Euronext Paris.  Euro Disney S.C.A. and with its direct and indirect subsidiaries are hereafter referred to as the “Euro Disney Group”.

The Euro Disney Group operates Disneyland Resort Paris, located at Marne-la-Vallée, in France, which includes two theme parks (the Disneyland Park and the Walt Disney Studios Park), seven themed hotels, with approximately 5,800 rooms, two convention centers, the entertainment center Disney Village, and a 27-hole golf facility.  The Euro Disney Group’s operating activities also include the management and development of the 2,000 hectares site, which currently includes approximately 1,000 hectares of undeveloped land.

II.                                     Euro Disney S.C.A. operates directly the Disneyland Park, the Walt Disney Studios Park, the Disneyland hotel, the Davy Crockett Ranch and the golf course.

Euro Disney S.C.A. holds directly and indirectly 100% of the share capital of EDL Hôtels S.C.A. (“EDL Hôtels”), which operates the five themed hotels and the Disney Village.  The five hotels (New York Hotel, Newport Bay Club, Sequoia Lodge, Cheyenne Hotel and Hôtel Santa Fe) and the Disney Village are held through six French sociétés en nom collectif (the “Hotel SNCs”).  Each of the Hotel SNCs owns one of the above-mentioned hotels or the Disney Village, as applicable, and rents the land on which its related hotel (or the Disney Village) is located from EDL Hôtels, pursuant to a building lease agreement,

The corporate purpose of Euro Disney S.C.A. is currently:

(i)                                     to engage in design, development, construction, leasing, purchasing, sale, promotion, licensing, management and operation of:

(a)                                    one or more amusement parks and leisure and entertainment facilities, including the Disneyland and Walt Disney Studios theme parks, located in Marne-la-Vallée, and all future extensions thereof, and also including, more generally, all other theme parks, restaurants, merchandise retailing facilities, leisure centers, nature parks, campsites, sports facilities, resorts, and entertainment complexes located in Marne-la-Vallée or in any other place;

(b)                                   all other real estate operations, including, without limitation, undeveloped land, hotels, offices, housing, factories, schools, shopping centers, conference centers, and parking lots, located in Marne-la-Vallée or in any other place, including, without limitation, the buildings, facilities and structures of the Euro Disneyland Project (the “EDL Project”), as defined in the agreement on the creation and the operation of Euro Disneyland in France (the “Master Agreement”), dated March 24, 1987, as amended;  as well as all roads, settlings, and facilities, fittings, infrastructures and services relating thereto;

(ii)                                  to invest, directly or indirectly, by establishing new companies, forming temporary partnerships (sociétés en participation) or partnerships (sociétés en nom collectif), subscribing to or purchasing shares, rights to shares and other securities, making contributions in kind, effecting mergers, or any other transactions relating to commercial, industrial, or real estate activities which may be connected with or may be required to further the purpose set forth in (i) above;

(iii)                               and, more generally, to engage in any commercial, financial, industrial, real estate and other transactions directly or indirectly related to any of the purposes referred to in (i) and (ii) above.

The share capital of Euro Disney S.C.A. amounts to ten million eight hundred twenty six thousand eight hundred two euros and ninety two cents (€10,826,802.92), divided into one billion eighty-two million six hundred eighty thousand two hundred ninety two (1,082,680,292) shares each with a €0.01 par value, fully paid up and of the same class.

In 1994, 1999 and 2003, Euro Disney S.C.A. set up three employee stock option plans, the conditions of which are described in Exhibit A hereto (the “Stock Options”).

With the exception of the Stock Options, no bonds or other securities giving the right to receive, directly or indirectly, Euro Disney S.C.A. shares are outstanding.

The Walt Disney Company (“TWDC”), through EDL Holding Company, an indirect wholly-owned subsidiary, currently holds 40.6% of the share capital of Euro Disney S.C.A. and Prince Alwaleed, through Kingdom 5-KR-135 Ltd, holds 15.9%.  The public currently holds 43.5% of the share capital of Euro Disney S.C.A.

The gérant and the general partner (associé commandité) of Euro Disney S.C.A. are, respectively, Euro Disney S.A.S. and EDL Participations S.A., both indirect wholly-owned subsidiaries of TWDC.

The fiscal year of Euro Disney S.C.A. begins on October 1 of each year and ends on September 30 of the subsequent year.

III.                                 EDA was formed in 1994 as a société en nom collectif, in the context of the 1994 financial restructuring of the Euro Disney Group.  Since June 30, 1994, Euro Disneyland SNC, which owns the Disneyland Park, has, pursuant to a lease agreement (the “Lease”), leased it to EDA, which has then subleased the Disneyland Park to Euro Disney S.C.A. pursuant to a sublease agreement (the “Sublease”).  The Lease shall terminate when the loans subscribed by Euro Disneyland SNC in connection with the financing (as restructured in 1994, 1999 and in 2004), of the Disneyland Park (including interest thereon) are repaid in full.  The Sublease has a 12-year term, at the end of which Euro Disney S.C.A. will have the option to substitute itself for EDA in EDA’s leasehold position upon payment of an amount of approximately €78.7 million.  If Euro Disney S.C.A. does not exercise this substitution option, EDA will be able to continue to lease the Disneyland Park and will benefit from an option to purchase it for an amount equivalent to the Euro Disneyland SNC’s outstanding debt.  Alternatively, EDA will be able to terminate the Lease, in which case EDA would have to pay Euro Disneyland SNC an amount equal to 75% of the outstanding debt of Euro Disneyland SNC.  If this were to occur, EDA would be able to sell or lease the Disneyland Park on behalf of Euro Disneyland SNC, in order to repay the remaining outstanding loans, with any excess proceeds payable to the benefit of EDA.  Rentals due under the Sublease are 0.50% greater than those paid under the Lease.

Moreover, as part of the 1994 financial restructuring, Euro Disney S.C.A. sold to EDA certain tangible fixed assets, principally Disneyland Park attractions which were built after the opening of the Disneyland Park (the “Additional Capacity Program Assets” or “ACP Assets”), for €213.4 million.  These assets were then leased by EDA to Euro Disney S.C.A. pursuant to a 12-year lease agreement for a fixed annual lease payment of €2.1 million. Pursuant to this lease agreement, at the end of this term, Euro Disney S.C.A. may either purchase the assets for €213.4 million, or enter into a 12-year finance lease agreement with EDA, upon the expiration of which Euro Disney S.C.A. will have the option to purchase the ACP assets for a nominal amount.

EDA was converted from a société en nom collectif into a société en commandite par actions on September 30, 2004.

The corporate purpose of EDA is currently:

(i)                                     to engage in design, development, construction, leasing, purchasing, sale, promotion, licensing, management and operation of:

(a)                                    one or more amusement parks and leisure and entertainment facilities, including the Disneyland and Walt Disney Studios theme parks, located in Marne-la-Vallée, and all future extensions thereof and also including, more generally, all other theme parks, restaurants, merchandise retailing facilities, leisure centers, nature parks, campsites, sports facilities, resorts, and entertainment complexes located in Marne-la-Vallée or in any other place;

(b)                                   all other real estate operations, including, without limitation, undeveloped land, hotels, offices, housing, factories, schools, shopping centers, conference centers, and parking lots, located in Marne-la-Vallée or in any other place, including, without limitation, the buildings, facilities and structures of the EDL Project, as defined in the Master Agreement as amended, as well as all roads, facilities, fittings, infrastructures and services relating thereto;

(ii)                                  to invest, directly or indirectly, by establishing new companies, forming temporary partnerships (sociétés en participation) or partnerships (sociétés en nom collectif), subscribing to or purchasing shares, rights to shares and other securities, making contributions in kind, effecting mergers, or any other transactions relating to commercial, industrial, or real estate activities which may be connected with or may permit the purpose set forth in (i) above;

(iii)                               and, more generally, to engage in any commercial, financial, industrial, real estate or other transactions directly or indirectly related to any of the purposes referred to in (i) and (ii) above.

The share capital of EDA amounts to one hundred nine million nine hundred and ninety seven thousand eight hundred and forty eight euros twenty cents (€109,997,848.20), divided into seven hundred thirty three million three hundred eighteen thousand nine hundred eighty-eight (733,318,988) shares, fully paid up and of the same class.

EDA has not issued any bonds or securities giving the right to receive, directly or indirectly, EDA shares.

Euro Disney Investments S.A.S. and EDL Corporation S.A.S., indirect wholly owned subsidiaries of TWDC, each own 366,659,494 shares, i.e., 50% of the share capital of EDA.

The gérant of EDA is Euro Disney S.A.S. and its general partners (associés commandités) are Euro Disney Investments S.A.S. and EDL Corporation S.A.S.

The fiscal year of EDA begins on October 1 of each year and ends on September 30 of the subsequent year.

IV.                                The purpose of this agreement is to determine the terms and conditions of the contribution by Euro Disney S.C.A. to EDA of all its assets and liabilities, except for the items described in Article 1.1 below (the “Contribution”).

The Contribution set forth in this contribution agreement (the “Contribution Agreement”) is part of the comprehensive financial restructuring plan agreed upon pursuant to a Memorandum of Agreement dated June 8, 2004, as amended on September 27, 2004, between inter alia Euro Disney S.C.A., TWDC, CDC and the other financial institutions party to the loan agreements entered into with the companies of the Euro Disney Group, Euro Disneyland SNC and the Hotel SNCs, which, in particular, provides for modifications to be made to the agreements relating to the loans previously subscribed by Euro Disney S.C.A., EDL Hôtels, Euro Disneyland SNC and the Hotel SNCs as well as the rescheduling of the repayment of certain of these loans. This financial restructuring plan (the “Restructuring”) is designed to allow Euro Disney S.C.A. to satisfy its near-term and long-term financial obligations and to have cash enabling it to successfully manage and grow its business.

As mentioned above, in order to comply with the principles of the 1994 financial restructuring plan and to be in a position to continue to operate the Disneyland Park, Euro Disney S.C.A. would have to pay, on June 30, 2006, €78.7 million to EDA to be substituted in its rights under the Lease and in addition, would either have to pay EDA an amount of €213.4 million, in eight annual installments allowing it to acquire the ACP Assets, or to continue financing its acquisition under the 12-year finance lease agreement with EDA.  The financial condition of Euro Disney S.C.A. is such that it is highly unlikely that it would be in a position to meet these financial liabilities in due course.  The Contribution is designed to allow Euro Disney S.C.A. to participate in the continued operation of the Disneyland Park through EDA (which, as a result of the Contribution, will become its subsidiary) without having to pay amounts that would otherwise be payable to EDA in order to accomplish that result.

V.                                    The execution of the Contribution Agreement has been authorized by decisions of the Supervisory Board of Euro Disney S.C.A. and of the Supervisory Board of EDA, dated September 28, 2004 and September 30, 2004 respectively.

The effective completion of the Contribution shall be subject to the approval of the shareholders of Euro Disney S.C.A. and of EDA as well as that of their respective general partners (associés commandités).

VI.                                By order dated July 2, 2004, the President of the Commercial Court of Meaux has appointed Messrs. Dominique Ledouble and Jean-Pierre Colle as commissaires à la scission in order to prepare the reports provided for under Articles L. 225-147 and L. 236-10 of the French Commercial Code.

VII.                            Euro Disney S.C.A. has consulted and obtained an opinion from its workers’ committee in connection with the Contribution.

NOW THEREFORE, IT IS AGREED AS FOLLOWS:

Article 1
Contribution Principles

1.1                             Contribution

Subject to satisfaction of the conditions precedent set forth in Article 8, and under the terms and conditions hereof, the Contributing Company shall contribute to the Beneficiary, which is accepted by the Beneficiary, all of its assets and liabilities (including, subject to the exceptions below, the proceeds of the Share Capital Increase of Euro Disney S.C.A., as is defined in Article 8 (j) below), as these assets and liabilities exist on the date upon which all of the conditions precedent to the Contribution shall have been definitively satisfied (the “Completion Date”).

By way of sole exception to the foregoing, the contributed assets shall not include:

(a)                                  the shares held in Euro Disney Commandité S.A.S., formerly named ED Resort S.C.A.;

(b)                                 a lump sum amount of €45 million to be withdrawn from the proceeds of the Share Capital Increase (as is defined in Article 8 (j) below) in order to cover, on the one hand, the costs relating to the Share Capital Increase and, on the other hand, the future operating costs of the Contributing Company; and

(c)                                  a portion of the cash determined in accordance with Article 2.3.1 below that may, as the case may be, not be contributed by the Contributing Company to the Beneficiary.

The items set forth in paragraphs (a), (b) and (c) above are hereafter referred to as the “Excluded Assets”.

The contributed liabilities shall not include any liability or obligation of the Contributing Company under the Stock Options, nor the costs relating to the Share Capital Increase, nor the liabilities or social undertakings relating to the employees of the Contributing Company listed in Exhibit 3.5(i) and not transferred to the Beneficiary (the “Excluded Liabilities”), it being understood that the Excluded Assets and Excluded Liabilities shall continue to be held or assumed (as applicable) by the Contributing Company (the Excluded Assets and the Excluded Liabilities are hereinafter collectively referred to as the “Excluded Assets and Liabilities”).  All of the assets and liabilities of the Contributing Company, as of the Completion Date, other than the Excluded Assets and Liabilities, are herein referred to as the “Contributed Business”.

1.2                             Legal regime

The Contribution is made subject to the provisions of Articles L. 236-16 through L. 236-21 of the French Commercial Code, in accordance with the election provided by Article L. 236-22 of the code. As a result, the Contribution shall result in the Beneficiary being substituted for the Contributing Company in all its rights and obligations in respect of the Contributed Business.

1.3                             Reference Accounts

The assets and liabilities contributed to the Beneficiary hereunder and the terms and conditions of the Contribution have been determined and carried out, on a preliminary basis, by reference to the interim financial statements of the Contributing Company as of June 30, 2004 and shall be determined and carried out, on a definitive basis, by reference to the financial statements of the Contributing Company as of September 30, 2004 (the “Reference Accounts”), it being provided that the Contributed Business shall be transferred to the Beneficiary in its existing condition as of the Completion Date.

The Reference Accounts certified by the Contributing Company’s auditors shall be drawn up and provided to the Beneficiary no later than November 15, 2004.

1.4                               Scope of the Contribution

1.4.1                     Contributed assets

(a)                                  The assets contributed shall consist of all of the assets and rights of the Contributing Company, other than the Excluded Assets, as these assets and rights shall exist on the Completion Date (whether or not these assets are accounted for in the Reference Accounts and together with any contingent, unknown or future rights relating to the operation of the Contributed Business the origin of which predates the Completion Date) and shall therefore include all of the assets reflected in the Reference Accounts, as reduced by those assets disposed of or destroyed from October 1, 2004 through the Completion Date (the “Interim Period”) and increased by any asset acquired by the Contributing Company during the Interim Period.

(b)                                 On the Completion Date, the contributed assets shall also include a portion of the proceeds of the Share Capital Increase, which, after taking into account the item of the Excluded Assets referred to in paragraph (b) of Article 1.1 above, is equal to €205 million, subject to a possible deduction, as set forth in Article 1.1 (c) above.

1.4.2.                  Assumed liabilities

(a)                                  The liabilities assumed by the Beneficiary shall consist of all of the liabilities and obligations of the Contributing Company, other than the Excluded Liabilities, as such liabilities and obligations shall exist on the Completion Date (irrespective of whether these liabilities or obligations have been recorded in the Reference Accounts and together with any contingent, unknown or future liability relating to the operation of the Contributed Business the origin of which predates the Completion Date) and shall therefore include all of the liabilities reflected in the Reference Accounts, as reduced by those liabilities which shall have been discharged during the Interim Period and increased by any new liability having accrued during the Interim Period.

(b)                                  In addition, on the Completion Date, the assumed liabilities shall include the following two liabilities resulting from the Contribution and which will not be accounted for in the Reference Accounts (hereinafter, the “Liabilities resulting from the Contribution”):

•                  a liability corresponding to the value of the undertakings assumed under the agreements (Sublease/Lease) relating to the Magic Kingdom Park,(1) i.e., €810.3 million, and

•                  the liability as of October 1, 2004 relating to retirement benefits commitments, i.e., €8.6 million.

1.5.                            Valuation principles retained for the Contributions – Value of the Contributions - Accounting

1.5.1                        General Principle

The contributed assets and the assumed liabilities (collectively referred to hereinafter as the “Contributions”) shall be assessed at their valeur réelle(2) (“Real Value”).

1.5.2                        Real Value of the Contributions, taken as a whole

The Real Value of the Contributions, taken as a whole, was determined by reference to the weighted-average of the stock price of the Contributing Company between June 9, 2004 (date of the announcement of the Memorandum of Agreement) and August 2, 2004 (date on which the time period for approval of the Memorandum of Agreement has been extended from July 31 to September 30, 2004), as increased by the discounted value of the future operating costs of the Contributing Company, assessed at a lump sum of €25 million, and taking into account the cash contributed, as determined in Article 1.4.1(b) above (i.e., €205 million).

This Real Value of the Contribution is assessed at €609,000,000 (the “Net Value of the Contributions”). Such value may be decreased, as the case may be, in accordance with the adjustment mechanism described in Article 2.3 below.

(1) A description of said these undertakings is set forth in Exhibit 2.2 (d)

(2) The term “valeur réelle” is a French term of art.

Insofar as the Net Value of the Contributions has been assessed by using the stock price method, this value shall not be impacted by the accounting losses of the Contributed Business to be incurred between October 1, 2004 and the Completion Date.

1.5.3                        Allocation of the Real Value of the Contribution – Accounting for the Contribution

Taking into account the cash contributed and the Liabilities resulting from the Contribution described in Article 1.4.2 above, the Real Value of the Contributions, computed as a whole as indicated in Article 1.5.2 above, shall be allocated between assets and liabilities, taken individually (in €million), and accounted for in the Beneficiary’s accounts, as follows:

(i)                                    the assets and liabilities accounted for in the Reference Accounts shall be assessed at their net book value as of October 1, 2004;

(ii)                                 the goodwill of the Contributed Business, the value of which is equal to the difference between (i) the value of the Contributions taken as a whole and (ii) the sum of the values of the Contributions taken individually, has been assessed at €47.4 million;

(iii)                              the Liabilities resulting from the Contribution shall be assessed at the values indicated in Article 1.4.2(b) above; and

(iv)                             the cash corresponding to the contributed portion of the proceeds of the Share Capital Increase shall be retained for the amount set forth in Article 1.4.1 (b) above.

1.6.                            Principles applicable to the consideration for the Contribution

The consideration for the Contribution referred to in Article 2.4 below (i.e., the number of shares in the Beneficiary to be issued to the Contributing Company) has been assessed based on the relative fair market value of the Contributed Business compared to that of the Beneficiary in accordance with the methods and calculations shown in Exhibit 1.6.

Article 2
Description of the Contributions

2.1                               Preliminary value of the assets contributed

The following chart provides an estimate as of October 1, 2004 (date on which the Contribution will be retroactively effective) of the preliminary individual values of the contributed assets, in accordance with the principles defined in Article 1.5 above, as well as their net book value as of June 30, 2004:

In €million	Preliminary contribution value as of October 1, 2004	Book Value as of June 30, 2004
Intangible assets (including goodwill of 47.4)	141.3	101.7
Tangible assets	808.4	806.4
Net Tangible and Intangible Fixed Assets	949.7	908.1
Financial assets	1,368.0	1,384.1
Total Fixed Assets	2317.7	2,292.2

Cash and cash equivalent and short-term investments	205.0	13.7
TOTAL of the contributed assets	2,522.7	2,305.9

The assets of the Contributing Company shown in the interim accounts as of June 30, 2004 are described in more detail in Exhibits 2.1 to 2.1(d).

2.2                               Preliminary value of the assumed liabilities

The following chart provides an estimate as of October 1, 2004 (date on which the Contribution will be retroactively effective) of the preliminary individual values of the assumed liabilities, in accordance with the principles defined in Article 1.5 above, as well as their net book value as of June 30, 2004:

In € million	Preliminary contribution value as of October 1, 2004	Book Value as of June 30, 2004
Working Capital	139.7	165.8
Bonds Redeemable in Shares	0.0	153.9

Provisions for risks and charges
• Provision corresponding to the value of the undertakings relating to the Magic Kingdom Park	810.3	—
• Provision relating to retirement benefits commitments.	8.6	—
• Other provisions for risk and charges.	70.3	88.9

Other borrowings	884.8	867.8
TOTAL of assumed liabilities	1,913.7	1,276.4

The liabilities of the Contributing Company shown in the interim accounts as of June 30, 2004 are described in more detail in Exhibits 2.2 to 2.2(c).

(in € million)
TOTAL of the contributed assets	2,522.7

TOTAL of the assumed liabilities	1,913.7

Net contributed assets	609.0

The liabilities assumed by the Beneficiary include in particular all off balance sheet liabilities of the Contributing Company that shall exist on the Completion Date.

For information purposes, the off balance sheet liabilities of the Contributing Company are described in Exhibit 2.2(c).

2.3                               Adjustment

The projected accounting result of the Contributed Business between July 1 and September 30, 2004 has been estimated at an amount equal to zero.

2.3.1                         If the definitive amount of this accounting result is positive (the “Profit”), the value of the goodwill of the Contributed Business described in Article 1.5.3(ii) shall be decreased by an amount equal to the Profit and, if this amount exceeds the value of the goodwill (the “Excess”), a portion of the cash equal to the Excess will not be contributed by the Contributing Company to the Beneficiary.

Taking into account the adjustments described above and given that the consideration for the Contribution has been established pursuant to the principles described in Exhibit 1.6, the Profit would have no effect on the number of shares issued by the Beneficiary to the Contributing Company in consideration for the Contribution.

2.3.2                         If the definitive amount of this accounting result is negative (the “Loss”), the contribution premium set forth in Article 2.4 below shall be reduced by an amount equal to the Loss.

This decrease of the contribution premium shall be acknowledged by the general shareholders’ meeting of the Beneficiary as of the Completion Date.

Taking into account the adjustment to the contribution premium and given that the consideration for the Contribution has been established pursuant to the principles described in Exhibit 1.6, the Loss would have no effect on the number of shares issued by the Beneficiary to the Contributing Company in consideration for the Contribution.

2.4                               Consideration for the Contribution

In consideration for the Contribution, the Beneficiary will issue to the Contributing Company 3,340,675,390 shares of 0.15 par value each, fully paid-up, through a share capital increase in a total amount of €501,101,308.5.  As a result, the Beneficiary’s share capital will be increased from €109,997,848.2 to €611,099,156.7.  These newly issued shares will be in all respects assimilated to the existing shares of the Beneficiary and shall give the right to receive any dividends decided after their issuance date.

The difference between the Net Value of the Contributions and the nominal amount of the share capital increase will be accounted for in a “contribution premium” account.

On the basis of the Net Value of the Contributions, and subject to the adjustment mechanisms described in Article 2.3 above, the contribution premium should amount to €107,898,691.5.

Article 3
Terms and conditions of the Contribution

3.1                               Transfer of title - Retroactivity

As of the Completion Date, the Beneficiary shall become the holder of and shall acquire legal title to all rights and property and shall be bound by all obligations and liabilities that form part of the Contribution.

However, the parties expressly agree that among themselves, and for French accounting and tax purposes, the Contribution will be retroactively effective as of October 1, 2004.  As a result, all transactions relating to the Contributed Business and carried out during the Interim Period shall be deemed for these purposes to have been conducted in the name of and for the account of the Beneficiary.  Any related profit or loss accrued during the Interim Period shall inure to the benefit of or shall be sustained by the Beneficiary and shall not result in any adjustment to the value of the Contributed Business.

3.2                               No joint and several liability

In accordance with Article L. 236-21 of the French Commercial Code, the parties expressly agree not to be jointly and severally liable as a result of the Contribution.  As of the Completion Date, the Beneficiary shall therefore be solely liable for the liabilities assumed by it hereunder.

Given the absence of joint and several liability, and pursuant to Article L. 236-14 of the French Commercial Code, any creditors, other than bondholders, of the Contributing Company and of the Beneficiary holding a claim predating the publication of this Contribution Agreement may bring a legal action objecting to the Contribution within thirty (30) days from the date of publication of the last notice to be published in accordance with Article 255 of the Decree of March 23, 1967.

Any such objection shall be brought before the Commercial Court of Meaux, which shall either reject it, order payment of the related claim, or order the Beneficiary to grant guarantees securing the payment of that claim if the Beneficiary offers to do so and if these guarantees are deemed sufficient.

Pursuant to applicable regulations, any objection brought by a non-bondholder creditor shall have no effect on the completion of the Contribution.

3.3                               Transfer of rights and obligations

As of the Completion Date and except in connection with the Excluded Assets and Liabilities, the Beneficiary:

(i)                                     shall be subrogated in all rights and obligations resulting from any contract or commitment whatsoever, binding upon or benefiting the Contributing Company, except, however, in connection with those rights and obligations the transfer of which requires consent from a third party, to the extent such consent would not have been obtained before the Completion Date;

(ii)                                  shall be bound by any obligation and shall, except where a third party consent is required and to the extent such consent shall not have been obtained before the Completion Date, benefit from any right attached to the Contributed Business or related to or resulting from its operation, including, in particular, any obligation or right resulting from any license, consent or authorization; and

(iii)                               shall be subrogated to the Contributing Company as defendant or plaintiff, as applicable, under all judicial, administrative or other actions relating to the Contributed Business, including those actions which shall have arisen from the date of execution of this Contribution Agreement through the Completion Date.

3.4                               Third party consents

In the event the consent of a third party (including any waiver or approval, whether expressed or implied) is necessary to transfer to the Beneficiary any asset, right or contract to be contributed hereunder or to ensure the continued enjoyment or benefit by the Beneficiary of any such asset, right or contract after the Completion Date, the Contributing Company (or, if applicable, the Beneficiary) shall seek such consent as soon as possible after the execution hereof and use its best efforts to obtain it prior to the Completion Date.  The parties shall diligently cooperate with each other towards the obtaining of any such third party consent and shall keep each other regularly informed of the progress of any action undertaken in connection therewith.

In the event any third party consent (other than the waivers referred to under Article 8 (g)) fails to be obtained before the Completion Date, this failure shall not prevent the Contribution from being carried out in connection with the elements of the Contributed Business, the transfer of which is not subject to this third party consent, and the parties shall negotiate in good faith the terms allowing each of them, to the fullest extent possible, to be in an economic position that is similar to the one they would have been in had the third party consent been obtained.  In addition, in the event it would appear inappropriate to seek the consent of a third party, the parties shall also negotiate in good faith the terms allowing each of them, to the fullest extent possible, to be in an economic position that is similar to the one contemplated above without effecting a transfer.

Attached as Exhibit 3.4 is the list of the main assets, rights (including in particular authorizations and third party commitments) and contracts, identified as of the date of execution of this Contribution Agreement as being part of the Contributed Business and for which a third party consent is or may be required.

3.5                               Employees

(i)                                     In accordance with Article L. 122-12 of the French Labor Code and except for the employment contracts of the employees listed in Exhibit 3.5 (i), all the employment contracts of the employees of the Contributing Company shall be automatically transferred to the Beneficiary on the Completion Date, with all individual rights accrued under those contracts.

(ii)                                  As the amounts due through the Completion Date by the Contributing Company under the transferred employment contracts have been taken into account in assessing the net value of the assets contributed hereunder (including paid vacations, thirteenth month and employee profit sharing), the Beneficiary shall be solely liable for the payment of all such amounts even if these amounts relate to a period prior to the Completion Date.

(iii)                               As indicated in Article 1.1 above, all obligations attached to the Stock Options will be excluded from the Contribution and shall continue to be assumed by the Contributing Company.  The Stock Options will therefore continue to give the option holders the right to subscribe to shares of Euro Disney S.C.A. under the terms provided in the respective stock option plans.

3.6                               Condition of the contributed assets and liabilities

(a)                                  The Beneficiary shall accept the contributed assets and liabilities in their existing condition as of the Completion Date without any right to make any claim to the Contributing Company in connection with the assets and liabilities for any reason whatsoever.

(b)                                 For the real estate property and rights contributed hereunder:

(i) the Beneficiary shall have no claim against the Contributing Company based in particular on (w) any digging or excavation which may have been made under the buildings and any resulting collapse thereof, as the nature of the soil and sub-soil are not guaranteed, (x) any defects, of all kinds, visible or hidden, (y) any error in the description and any difference in the surface area, and (z) the condition of the buildings or their status, in particular under the regulations applicable to asbestos, termites and classified facilities;  and

(ii) the Beneficiary shall assume any easement relating to the contributed property.

3.7                               Supplemental instruments and formalities

The list of the real estate assets contributed by the Contributing Company to the Beneficiary is set out in Exhibit 2.1 (b).

This Contribution Agreement or an extract thereof and, if need be, any related subsequent deeds, shall be recorded in the minutes of Maître Sylvie Burthe-Mique, notaire of the Etude Monassier & Associés, 1 rue Montessuy, 75340 Paris Cedex 07, with any authentification of writings and signatures, necessary for it to meet the conditions of a notarized deed (acte authentique), as if it had been regularly drawn up by a notary.

For this purpose, Maître Burthe-Mique:

•                     shall establish the detailed designation of the contributed assets, in compliance with applicable provisions relating to real estate registration and legal or regulatory provisions related to urbanism or national and regional development (aménagement du territoire) and proceed, if need be, with any rectification, addition, or deletion made necessary by any omission, error or insufficiency of the designation, and

•                     shall establish the origin of ownership.

The parties undertake to cooperate in order to prepare and enter into all instruments necessary to complete, reiterate or implement this Contribution Agreement, and to provide all supporting documentation that may be required to carry out the transfer to the Beneficiary of the assets, rights, obligations and liabilities that form the Contributed Business.  For the purpose of these instruments, the parties acknowledge that the exhibits to this Contribution Agreement describing the assets and liabilities to be contributed may have to be completed or amended in order to reflect the principles of the Contribution as expressed in Article 1.1 above.

The Beneficiary shall be liable for the completion of all other formalities that may be required for the perfection of the transfer of all rights, obligations, assets and liabilities included in the Contributed Business and for the transfer to be binding on third parties.

Article 4
Representations, warranties and covenants of the Contributing Company

4.1                                 The Contributing Company hereby represents and warrants as follows to the Beneficiary:

(i)                                     it is a société en commandite par actions duly incorporated under French law;

(ii)                                  the Contributing Company has the appropriate capacity and, subject to the approval of the transactions set forth in this Contribution Agreement by the Contributing Company’s extraordinary shareholders’ meeting and by its general partner (associé commandité), the authority to enter into this Contribution Agreement, to carry out all transactions provided hereby, to transfer the Contributed Business and, more generally, to perform all of its obligations hereunder;

(iii)                               subject to the conditions set forth in (ii) above, this Contribution Agreement has been validly signed by the Contributing Company and is legally binding upon it;

(iv)                              since June 30, 2004, the Contributed Business has been managed in the normal course of business and the Contributing Company has not performed, since that date, any transactions outside the normal course of business which could significantly and unfavorably affect the value of the Contributed Business.

4.2                                 From the date of execution of this Contribution Agreement through the Completion Date, the Contributing Company undertakes to manage the Contributed Business in the normal course of business consistent with its past practice.

Article 5
Representations and warranties of the Beneficiary

The Beneficiary hereby represents and warrants as follows to the Contributing Company:

(i)                                   it is a société en commandite par actions duly incorporated under French law;

(ii)                                the Beneficiary has the appropriate capacity and, subject to the approval of this Contribution Agreement by the Beneficiary’s extraordinary shareholders’ meeting and by its general partners (associés commandités), the authority to enter into this Contribution Agreement, to carry out all transactions provided hereby and to perform all of its obligations hereunder;

(iii)                               subject to the conditions set forth in (ii) above, this Contribution Agreement has been validly signed by the Beneficiary and is legally binding upon it.

Article 6
Records and files

The accounting books, documents, archives and files of the Contributing Company relating to the Contributed Business shall be kept available to the Beneficiary for a period of ten (10) years following the Completion Date.

Article 7
Tax Regime of the Contribution

7.1                               General provisions

(a)                                  General representations

Each of the parties represents that (i) the Contributed Business forms a complete and autonomous line of business, and (ii) the Contribution will not result in the dissolution of the Contributing Company and will be made in exchange for the issuance of newly-issued shares of the Beneficiary.

Each of the Contributing Company and the Beneficiary further represents and warrants that:

•               it is liable for corporate income tax,

•             it intends to implement the Contribution under the tax regime set forth by Articles 816-I and 817-I of the General Tax Code with respect to registration duties, and by Articles 210-A and 210-B of the General Tax Code with respect to corporate income tax.

(b)                                 General undertaking

Subject to the provisions of this Article 7, the parties shall comply with all applicable legal provisions with respect to returns to be filed for the payment of corporate taxes and all other taxes resulting from the completion of the Contribution.

In general, from the Completion Date, the Beneficiary’s rights and obligations will be subrogated to the Contributing Company’s with respect to the payment of all contributions or taxes related to the Contributed Business.

7.2.                            Registration duties

Since the Contribution will form a complete and autonomous line of business pursuant to Article 301 E and F of Annex II of the General Tax Code, the Contribution will be fully eligible for the provisions of Articles 816 I et 817 I of the General Tax Code. The Contribution will therefore be registered subject to the one-time payment of a fixed duty of EUR 230.

7.3.                            Corporate Income Tax

(a)                                   Effective date

Given the retroactive effect of the Contribution set forth by the provisions of Article 3.1 of this Contribution Agreement, the Beneficiary shall file its corporate tax return and pay any and all corporate income tax due in respect of the period from October 1, 2004, both with respect to its own activity and to that carried out on its behalf by the Contributing Company with respect to the Contributed Business.

(b)                                   Favorable regime

Each of the Contributing Company and the Beneficiary agrees to implement the Contribution under the favorable merger regime provided for in Article 210 A of the General Tax Code.

1 – Undertakings of the Beneficiary

In order to ensure that the Contribution qualifies for the benefit of the regime set forth in Articles 210 A and 210 B of the General Tax Code, the Beneficiary shall comply with all applicable requirements set forth in Article 210 A of the General Tax Code, to the extent that they relate to assets or liabilities comprising the Contributed Business, and as a result and without limitation, shall:

(a)                                  assume the reserves which are subject to deferred taxation at the level of the Contributing Company and which will not become groundless as a result of the Contribution (Article 210 A-3-a of the General Tax Code),

(b)                                 replace the Contributing Company for the purposes of recapturing income which is subject to deferred taxation by the Contributing Company (Article 210 A-3-b of the General Tax Code),

(c)                                  compute the capital gains on the subsequent sale of non-depreciable assets received as a result of the Contribution by reference to the tax basis of such assets in the books of the Contributing Company (Article 210 A-3-c of the General Tax Code),

(d)                                 reinstate, in equal installments, in its taxable income, the capital gains on the depreciable assets recognized as a result of the Contribution, in accordance with the provisions of Article 210-A-3-d of the General Tax Code. However, the sale of a depreciable asset by the Beneficiary will result in the immediate taxation of the portion of the capital gain relating to such asset not yet reinstated.  Subsequent depreciations and capital gains relating to depreciable assets will be calculated based on the value assigned to them for the Contribution (Article 210 A-3-d of the General Tax Code),

(e)                                  record in its balance sheet assets (other than fixed assets) included in the scope of the Contribution at a value equal to their respective tax basis in the books of the Contributing Company or, in the absence of such recording, include in its taxable income for the fiscal year during which the Contribution is completed the profits corresponding to the difference between the new value of such assets and their tax basis in the books of the Contributing Company (Article 210 A-3-e of the General Tax Code).

The Beneficiary will further assume, when necessary, the tax commitments of the Contributing Company with respect to previous transactions made by, or in favor of, the Contributing Company under the favorable merger regime provided under Article 210 A of the General Tax Code. Therefore, the Contributing Company and the Beneficiary represent, in accordance with the provisions of Article 210 B bis of the General Tax Code, that the Beneficiary shall assume the Contributing Company’s commitment to retain shares subscribed under previous transactions whose holding period has not expired and which would be transferred under the Contribution.

The Beneficiary further undertakes to comply with the obligations relating to (i) the “deferred capital gains follow-up statement” and (ii) the “register of capital gains on non-depreciable assets”, set forth in Articles 54 septies of the General Tax Code and 38 quindecies of Annex III of the General Tax Code.

It is specified that the Contributing Company has not booked any long-term capital gains reserve pursuant to Article 219-I-a of the General Tax Code or a reserve in respect of which provisions for price fluctuations would be recorded pursuant to Article 39-1-5° paragraph 6 of the General Tax Code.

2 – Undertakings of the Contributing Company

In order to ensure the eligibility of the Contribution for the regime set forth in Articles 210 A and 210 B of the General Tax Code, the Contributing Company undertakes to:

•                       retain during a three-year period the shares of the Beneficiary received in consideration for the Contribution;

•                       subsequently compute the gains on the sale of such shares by reference to the tax basis of the contributed assets in its own books.

The Contributing Company further undertakes to comply with the obligations relating to (i) the deferred capital gains follow-up statement and (ii) the register of capital gains on non-depreciable assets, set forth in Articles 54 septies of the General Tax Code and 38 quindecies of Annex III of the General Tax Code.

(a)                                  Equipment subsidies

In accordance with the provisions of Article 42 septies of the General Tax Code, the Beneficiary undertakes to recapture the equipment subsidies obtained by the Contributing Company for the purpose of financing the fixed assets included within the scope of the Contribution, to the extent such subsidies have not yet been recaptured as of the effective date of the Contribution.  It undertakes to spread such recapture over the period prescribed by the aforementioned Article 42 septies.

It is specified that the residual recapture term of said subsidies, as of the effective date of the Contribution is as follows:

Designation of the subsidies and equipment	Residual term
Subsidies of the Seine-et-Marne Department relating to the servicing of the site of the Walt Disney Studios Park	6 years

7.4.                            Value added tax (VAT)

In accordance with administrative guidance (D.adm. 8A-1131 No21 dated as of November 15, 2001), the parties represent and warrant that the Contribution shall be deemed non-existent for the application of Article 257-7° of the General Tax Code.

Because the Contribution will result in a universal transfer of assets between persons that are VAT payers, the companies intend to avail themselves of the provisions of the administrative instruction dated February 22, 1990 (3 A-6-90) exempting from VAT total or partial universal transfers of assets.  Furthermore, the parties declare that they intend to benefit from the provisions of Article 210 III of Annex II of the General Tax Code.

In this respect, the Beneficiary undertakes:

i)                     to subject to VAT the subsequent sales of tangible fixed assets (other than real estate assets) comprised in the Contribution and to proceed, if necessary, with the adjustments provided for in Articles 207 bis, 210, 214, 215, 221 and 225 of Annex II to the General Tax Code, which the Contributing Company would have been required to make if it had continued to use the said properties;

ii)                  to make, if necessary, adjustments to deductions provided for in Articles 207 bis, 210, 214, 215, 221 and 225 of Annex II to the General Tax Code with respect to the other fixed assets included in the Contribution;

iii)               to sell the transferred goods and inventories that will not be subject to VAT upon the Contribution in a transaction that is subject to VAT or eligible for a deduction of the input VAT, and to proceed, if necessary, with the taxation of self-supply transactions under the conditions of Article 257-8 of the General Tax Code or with the tax adjustments provided for by Article 271 of the same code.

The Contributing Company specifies that it expressly reserves the possibility, insofar as necessary, to subject to VAT, on the Completion Date, all or part of the properties included in the Contribution.  Such tax will then be reported in documents used as an invoice in the Beneficiary’s name, which will pay the amount thereof to the Contributing Company.

The Beneficiary shall file with the applicable tax authorities a form in two counterparts reiterating the commitments made in this Article 7.4.

7.5.                            Employers’ contribution to the construction effort (participation des employeurs à l’effort de construction)

In accordance with Article 163 of Annex II of the General Tax Code and the administrative guidelines of April 6, 1962 (BOCD 1962-II-1934), the Beneficiary represents that it shall assume all the Contributing Company’s rights and obligations regarding application of the regulations relating to the mandatory employers’ investment in the construction of housing.

In this respect, the Beneficiary undertakes, in particular, to pay the contributions due with respect to the portion of the amounts not yet invested, relating to compensation paid during the year of completion of the Contribution and the previous year, to record on its balance sheet the investments previously made by the Contributing Company and to satisfy the Contributing Company’s obligations with respect to such investments.

The parties request, insofar as necessary, that the Beneficiary benefit from the right to carry forward the excess amount of contributions that may have been incurred by the Contributing Company as of the effective date of the Contribution.

The Beneficiary’s commitments shall be mentioned in a form in two counterparts to be attached as an exhibit to the return N°2080 to be filed by the Contributing Company.

7.6.                            Wages tax, apprenticeship tax and employers’ professional training contributions

The Beneficiary undertakes to pay the wages tax, the apprenticeship tax and the employers’ professional training contributions from the Completion Date with respect to employees transferred as a result of the Contribution.

The Contributing Company undertakes, within the 60-day time period provided for in Article 201 of the General Tax Code:

i)                in accordance with the provisions of Article 89 of the General Tax Code, to file the return relating to compensation paid with respect to the year during which the Contribution was completed and the return relating to compensation paid during the previous year, if not yet filed, in accordance with the provisions of Article 369-1 of Annex III to the General Tax Code, and to immediately pay any sums owed in respect of the wages tax relating to compensation not yet subject to such tax;

ii)             in accordance with the provisions of Article 229-A paragraph 1 of the General Tax Code, the file the return relating to compensation that has not yet been subject to apprenticeship tax, together with an exemption request, if necessary, in accordance with the provisions of Article 230 of the General Tax Code and to pay any corresponding apprenticeship tax contribution;

iii)          in accordance with the provisions of Article 235 ter J-II of the General Tax Code, to file the return relating to the expenses actually incurred with respect to professional training for the year during which the Contribution was completed and the return relating to expenses actually incurred for the previous year, if not yet filed, and to pay any contribution owed in this respect.

7.7.                            Employee profit sharing

The Beneficiary undertakes to assume the Contributing Company’s obligations for the application of the provisions relating to employee profit sharing and to ensure the administration of the corresponding rights in accordance with applicable law and the terms of the profit sharing agreements.

In particular, the Beneficiary undertakes to assume, if applicable, any profit sharing reserve recorded by the Contributing Company, as well as any corresponding investment provision, to the extent of the portion that, as of the effective date of the Contribution, has not been used in accordance with its purpose.

7.8.                            Prior transactions

In general, from the Completion Date, the Beneficiary will assume the Contributing Company’s obligations relating to compliance with all tax commitments and obligations relating to the assets and liabilities transferred as a result of the Contribution.

Article 8
Conditions precedent

The completion of the Contribution is subject to the fulfilment of the following conditions precedent which are provided for the benefit of both parties:

(a)                                  the final and binding decision by the Autorité des marchés financiers confirming that no mandatory tender offer (offre publique de retrait obligatoire) relating to the securities issued by the Contributing Company will be required as a result of the Contribution, it being provided that this decision shall be deemed final if no appeal has been filed within the time period set forth in Article 26 of Decree No 2003-1109 of November 21, 2003 or if, in case of an appeal, the decision of the Autorité des marchés financiers is confirmed by a non-appealable, final and binding decision of the Cour d’Appel of Paris;

(b)                                 the decision by the Supervisory Board of EDL Hôtels approving the Beneficiary as new shareholder of EDL Hôtels;

(c)                                  the approval of this Contribution Agreement by the extraordinary general meeting of the shareholders of the Contributing Company;

(d)                                 the approval of this Contribution Agreement by the general partner (associé commandité) of the Contributing Company;

(e)                                  the approval by the extraordinary general meeting of the shareholders of the Beneficiary of this Contribution Agreement and of the share capital increase for the funding of the Contribution;

(f)                                    the approval by the general partners (associés commandités) of the Beneficiary of this Contribution Agreement and the share capital increase for the funding of the Contribution;

(g)                                 the waiver by the beneficiaries of the droit de préemption urbain of their preemptive rights with respect to the Contributed Business or the lapse of this right;

(h)                                 the informal ruling of the French tax administration relating to the transfer to the Beneficiary of the ordinary tax losses of the Contributing Company existing as of September 30, 2004, and to the tax treatment of the reassuming over time of the provisions relating to the off-balance sheet undertakings accounted for by the Beneficiary as a result of the Contribution;

(i)                                     the execution by the relevant parties thereto of an amendment to the Convention pour la Création et l’Exploitation d’Euro Disneyland en France entered into between the French State, the Ile-de-France région, the Seine-et-Marne département, EPA Marne and the Régie Autonome des Transports Parisiens on March 24, 1987, as such amendment is required in connection with the Contribution;

(j)                                     the completion of a share capital increase of the Contributing Company in the gross amount of at least €250 million and with preferential subscription rights being maintained for the shareholders (the “Share Capital Increase”), it being specified that the Share Capital Increase shall be deemed completed when the new shares are subscribed for, paid for in full and issued and the corresponding funds have been paid to the Contributing Company; and

(k)                                  if applicable, the absence of any Loss (as described in Article 2.3.2 above) of an amount greater than the contribution premium set forth in Article 2.4 above.

The parties expressly agree that the fulfillment of the conditions precedent shall not have any retroactive effect as of October 1, 2004, except for French tax and accounting purposes as provided in Article 3.1 above.

If any of the conditions precedent referred to under (h) and (k) above is not fulfilled by November 19, 2004 at the latest or, as far as the other conditions precedent are concerned, by March 31, 2005 at the latest, this Contribution Agreement will be null and void, if one of the parties hereto wishes to raise the benefit of the non-fulfillment of any condition precedent by sending a written notice to the other party.  If no such written notice is sent, this Contribution Agreement shall remain in full force and the parties may agree to either consider such condition precedent waived or amend it.

Article 9
Miscellaneous

9.1                               Publicity

This Contribution Agreement shall be filed with the clerk of the Commercial Court of Meaux.

9.2                               Registration duties and costs

All registration duties due in connection with the Contribution shall be borne by the Beneficiary.

All other costs and fees due in connection with the Contribution, as well as those that ensue or result therefrom will be borne by the Contributing Company.

9.3                               Applicable law - Jurisdiction

This Contribution Agreement is governed by French law.  All disputes arising in connection with the existence, interpretation or performance hereof shall be submitted to the sole jurisdiction of the Commercial Court of Meaux.

Executed in Paris

On September 30, 2004

In nine original copies, including seven for legal filings and one for each party.

EURO DISNEY S.C.A.	EURO DISNEY ASSOCIES S.C.A.

Mr. André Lacroix	Mr. Jeffrey R. Speed

LIST OF EXHIBITS

Exhibit A	Description of Stock Options

Exhibit 1.6	Principles retained for the consideration of the Contribution

Exhibit 2.1	Interim accounts as of June 30, 2004: Assets

Exhibit 2.1. (a)	List of intellectual property rights held by Euro Disney S.C.A. List of licenses granted to Euro Disney S.C.A. relating to intellectual property rights

Exhibit 2.1. (b)	Description of the real estate assets contributed by Euro Disney S.C.A.

Exhibit 2.1. (c)	Description of interests

Exhibit 2.1. (d)	Liens, pledges and other sureties burdening the contributed assets

Exhibit 2.2.	Interim accounts as of June 30, 2004: Liabilities

Exhibit 2.2. (a)	Borrowings and financial liabilities

Exhibit 2.2. (b)	Short-term indebtedness vis-à-vis related companies

Exhibit 2.2. (c)	Staff

Exhibit 2.2. (d)	Off-balance sheet commitments and contingent liabilities of the Contributing Company

Exhibit 3.4

List of the main properties, rights (including authorizations and third party commitments) and agreements identified as of the date of this agreement as being included in the Contributed Business and the transfer of which requires or may require the consent of a third party

Exhibit 3.5 (i)	List of employees not transferred to the Beneficiary

Exhibit A

Description of the Stock Options

In 1994, Euro Disney S.C.A.’s shareholders approved the implementation of an employee stock option plan (the “1994 Plan”) authorizing the issuance of stock options for the acquisition of up to 2.5% of Euro Disney S.C.A.’s outstanding share capital.   Through September 30, 2003, Euro Disney S.C.A. had granted to certain managers and employees a total of 7,726,863 options, net of cancellations and exercises, giving the right to acquire one share of common stock each at a market exercise price representing the average closing market price over the preceding 20 trading days.  The options are valid for 10 years from their issuance date and become exercisable over 5 years in equal installments beginning one year from the date of grant. Upon termination of employment, any unvested options are cancelled. However, options that are exercisable as of the date of termination may be exercised within a specified period of time or else they are cancelled.

In March 1999, Euro Disney S.C.A.’s shareholders approved the implementation of a second employee stock option plan, with substantially the same terms as the 1994 Plan, authorizing the issuance of stock options for the acquisition of up to 2.5% of Euro Disney S.C.A.’s outstanding share capital.  The options granted under that plan are valid for a period of 8 years from their issuance date.  Through September 30, 2003, Euro Disney S.C.A. granted a total of 21,582,800 options under this plan, net of cancellations and exercises.

In May 2003, Euro Disney S.C.A.’s shareholders approved the implementation of a third employee stock option plan, with substantially the same terms as the two prior plans, authorizing the issuance of stock options for the acquisition of up to 2.5% of the Euro Disney S.C.A.’s outstanding share capital.  The options granted under that plan are valid for a period of 8 years from their issuance date.  As of September 30, 2003, Euro Disney S.C.A. had not granted any options under this plan.

A summary of the status of Euro Disney S.C.A.’s stock option activity for the years ended September 30, 2002 and 2003, is as follows:

	Number of Options	Weighted-average Exercise Price
	(in thousands)	(in €)
Balance at September 30, 2001	25,325	0.98

Options granted	9,893	1.10
Options exercised	(142)	0.81
Options cancelled	(1,729)	0.96
Balance at September 30, 2002	33,347	1.02

Options granted	—	—
Options exercised	—	—
Options cancelled	(4,037)	0.96
Balance at September 30, 2003	29,310	1.02

The following table summarizes information about stock options at September 30, 2003(*):

	Options Outstanding			Exercisable Options
Range of Exercise Price	Number of Options	Weighted- average Remaining Contractual Life	Weighted- average Exercise Price	Number of Options	Weighted- average Exercise Price
	(in thousands)	(in years)		(in thousands)
€0.77 – 1.00	13,219	6	€0.80	6,496	€0.80
€1.01 – 2.00	15,460	5	€1.16	8,504	€1.21
€2.01 – 2.50	631	2	€2.32	631	€2.32
	29,310	5	€1.02	15,631	€1.09

(*) Since October 1, 2003, no stock options have been granted or exercised.

Exhibit 1.6

Principles retained for the consideration of the Contribution

As stated in the preamble of this document, Euro Disney SCA (“ED SCA”) and its subsidiaries operate the businesses of the Disneyland Resort Paris. These businesses include, amongst others, the Disneyland and the Walt Disney Studios theme parks, the Disneyland Hotel, various hotels that are operated by EDL Hotels SCA (a subsidiary of ED SCA), and various other businesses.

Euro Disney Investments, Inc. (“EDI”) and EDL SNC Corporation (“EDS”) are two indirectly wholly owned subsidiaries of The Walt Disney Company (“TWDC”). These two companies have been used in the course of the Euro Disney group’s 1994 restructuring. Together, they own 100% of Euro Disney Associés (“EDA”).

The valuation described below assumes that the restructuring has been made, and that consequently the ED SCA contemplated capital increase ED SCA has been done.

1.         Valuation Methodologies considered by the parties

1.1       Overview

The objective of the valuation was to determine the contribution of the value contributed by Euro Disney SCA (“ED SCA”) in the new partnership formed by EDA (after conversion into capital of liabilities to EDI and EDS) and the value of assets and liabilities contributed by of ED SCA. The outcome is a contribution parity that will lead to the percentage stake of ED SCA and EDI/EDS in EDA’s capital after restructuring.

1.2       Valuation Methodologies

In terms of contributions, the relative weights of EDA (before drop-down) and of assets and liabilities contributed by ED SCA were determined using a variety of valuation methodologies, as is usual in this type of transaction.  Because of the particularities of the companies and of assets and liabilities being valued, certain methodologies were excluded, the principles on which they are based having been deemed non applicable in this case.

1.3       Excluded methods

1.3.1   “Usual” Discounted Cash-Flows (« DCF ») method

This method consists of calculating the enterprise value by discounting the free cash flows of the company at the weighted average cost of capital (“WACC”). The WACC is the average between cost of equity and cost of debt, weighted by the market value of their share in total capital. The free cash flows are defined as the after-tax operating cash flows after capital spending, but before financing charges.

The equity value is then obtained by subtracting from the enterprise value the value of the debt less any cash and marketable securities on the balance sheet.

The implementation of this method presents two difficulties that render it inappropriate in this case:

•      the high level of debt and the significant change over the reference period of the financial structure of ED SCA make the determination of the WACC difficult;

•      this method is sensitive to the market value of the debt, which is difficult to estimate in a post-restructuring scenario.

These reasons have led us to choose the Equity Discounted Cash Flows (« EDCF ») method, which relies on discounted cash flows after debt service (see section 2. “Retained Valuation Methods”).

1.3.2   Trading Comparables Multiples Method

This approach consists in applying average market multiples observed within a sample of comparable companies to financial metrics of ED SCA.

The implementation of this method to determine the enterprise value of ED SCA is faced with two difficulties that make it inappropriate:

•      there are no listed companies that are directly comparable to ED SCA. We considered using a broad sample of companies, active in the entertainment sector (theme parks, hotels, casinos, cruises), but, with regards to ED SCA specificities it was concluded that the characteristics of the companies of the sample were insufficiently comparable to those of ED SCA;

•      the multiples of comparable companies are generally available and applied for a forecast horizon of approximately 2 years. This forecast horizon does not take into account all the consequences of the current restructuring.;

•      finally, it is difficult to attribute a value to the shareholders equity because of the difficulty of estimating the market value of the debt in a post-restructuring scenario.

1.3.3   Method using transaction multiples

This approach is methodologically similar to using trading comparable multiples to value a company. It consists in applying the multiples observed for comparable transactions to financial metrics of the company being evaluated.

It is difficult to put this method into practice so it has not been retained since (i) the lack of precise information on the transaction details (restated or non-restated metrics, guarantee elements negotiated between the parties, etc…), in particular for privately-held companies, and (ii) the specificities of each transaction (especially as regards control premiums), make comparisons more or less irrelevant.

In this particular case, the fact that ED SCA is going through a phase of restructuring makes the implementation of this method inappropriate.  Furthermore, the attribution of a value to the shareholders equity is made difficult because of the difficulty of estimating the market value of the debt in a post-restructuring scenario.

1.3.4   Net asset parity

This method is not relevant because: (i) it is based on historical accounting information that does not take into consideration the group’s future prospects, (ii) it can not be based on social accounting information which not reflects the value of some off-balance sheet engagements and (iii) it can not be based on a net consolidated asset of ED SCA since EDA is now included as an ad hoc entity in the scope of consolidation of the consolidated entity ED SCA since the adoption of new accounting rules in October 1st, 2003.

1.3.5   Revalued net assets / “Sum of the parts”

The RNA method consists in evaluating the net accounting assets by taking into account the potential capital gains or losses of each asset and liability of the company.  Such a method is therefore particularly appropriate for investment companies but was excluded in this case because of the difficulty in valuing separately each of the assets of the group.

The “sum of the parts” method was also not retained because ED SCA forms a homogenous economic entity focused on theme parks, which does not therefore justify taking into account varying financial hypotheses for different activities.

It also has to be noted that expected revenues from property assets and rights on building lands are taken into account in the projections used in the cash flow methods.

1.3.6   Discounting of dividends

ED SCA has not distributed any dividends since FY 1993 and its business plan assumes to allocate all available funds to the financing of its activities and to debt service.  In view of these facts, this valuation method could not be implemented.

2.         Retained valuation methods

2.1       EDA

Due to EDA characteristics, and in the context of the exercise of the options by ED SCA, the only relevant valuation method is the DCF method. Within this framework, the net present value of the cash flows linked to the lease of the ACP assets and the sub-lease of the Disneyland park presented at the beginning of this document was discounted at the rate corresponding to the cost of equity, for consistency purposes.

2.2       ED SCA

i           Stock price analysis

This is a common valuation methodology for companies similar to ED SCA that are listed on the Paris Stock Exchange and that have significant trading volumes. ED SCA has been listed on the Premier Marché of Euronext Paris since November 6, 1989. The stock is also part of the SBF 120 index. The company has an important free float, close to 43.5% of the capital, representing about 471 million shares and an average daily trading volume over the last three months of c.2.0 million. The share price is an important reference even if there has been a significant period of fluctuation over the last 10 months following the repeated announcements relating to the restructuring.

It is important to note that ED SCA’s valuation based on analyzing the historical evolution of the share price, by definition, only takes into account the market perception of available public information concerning operating results and ED SCA’s debt restructuring.

In the context of a valuation post restructuring, , it has been considered that most relevant share prices to reflect an expected successful restructuring plan are those for the period between 9 June 2004, date at which ED announced the principles of the agreement for its restructuring plan, and 2 August 2004, date at which the company announced the need for an additional delay to approve the MOA as per the agreement dated 8 June 2004. As a result, the weighted average share price for this period has been retained as reference, it being noted that this valuation method is retained as a corroborative method only by the parties.

Based on this reference share price and considering the value of EDA, ED SCA’s ownership stake in EDA share capital post restructuring would be equal to 77%.

ii          Discounted cash flow methods

A cash flows to equity method was used as a reference method (Equity Discounted Cash Flows, or “EDCF”) due to ED SCA characteristics, especially its high level of debt and the significant change in this level throughout the forecast horizon.  This method is based on the discounting of equity flows, i.e.:

•      operating cash flows, after tax, where applicable;

•      minus debt service (financial interest and principal reimbursements).

These cash flows are then discounted at the rate corresponding to the cost of equity.

According to this methodology, pursuant to the value of EDA and varying the hypotheses of discount rate and perpetuity growth rate, the percentage of ownership of ED SCA in the capital of EDA post restructuring is estimated to be between 81% and 83%.

Furthermore, an alternative method was implemented to corroborate results: the Adjusted Present Value Method (“APV”).  This method, based on the valuation of the assets adjusted for the impact of the financial structure allows to ascertain the value of the operational assets of the company without using hypotheses pertaining to the financial structure. The discounted value of the tax savings linked to the deductibility of financial charges is then added to the value of the operational assets.  This method, which is relatively academic, is not widely used.  It is therefore presented for information purposes only.

According to this methodology, pursuant to the value of EDA and varying the hypotheses of discount rate and perpetuity growth rate, the percentage of ownership of ED SCA in the capital of EDA post restructuring is estimated to be between 77% and 87%.

The significant width of the range of the results obtained, while using the same sensitivities between the financial hypotheses as those within the EDCF method, weakens the pertinence of this method.

3.         Synthesis of percentage of ownership in the capital of EDA post restructuring

Pursuant to this multi-criteria approach for ED SCA, the post restructuring percentage of ownership of ED SCA in the capital of EDA is estimated to be between 77% and 87%. The table below sums up the methodologies on which the percentages of ownership obtained are based:

Summary

ED’s % of ownership in the capital of EDA post restructuring

Stock Analysis	77%

EDCF Method	81% - 83%

APV Method	77% - 87%

Note

For ED SCA, weighted average share price between 9 June and 2 August 2004

The EDCF is the reference method retained by the parties and leads to central values for ownership percentage in the capital of EDA of 82% for ED SCA and 18% for EDI/EDS.

Exhibit 2.1

Interim accounts as of June 30, 2004

ASSETS

Amounts
(in €million)
A) FIXED ASSETS

1) Intangible assets

All of the intangible assets of the Contributing Company, are assessed as of June 30, 2004 at (gross)	211.7

A list of intellectual property rights, together with a list of licenses relating to all intellectual property rights, is attached as Exhibit 2.1.(a).

2) Tangible assets

a) Land and secondary infrastructure

All the land and secondary infrastructure of the Contributing Company, described in Exhibit 2.1(b) is assessed as of June 30, 2004 at (gross)	246.0

b) Buildings

All buildings of the Contributing Company, described in Exhibit 2.1(c) are assessed as of June 30, 2004 at (gross)	500.9

c) Leasehold improvements, furniture, fixtures and equipment

All leasehold improvements, furniture, fixtures and equipment, are assessed as of June 30, 2004 at (gross)	319.8

d) Other tangible assets

All other tangible assets are assessed as of June 30, 2004 at (gross)	50.4

e) Assets in progress

The assets in progress are assessed as of June 30, 2004 at (gross)	22.1

Total tangible fixed assets	1,139.2

Amounts
(in €million)
The total amortization on the tangible and intangible fixed assets as of June 30, 2004 amounts to	(442.8)

Net Intangible and Tangible Fixed Assets	908.1

3) Financial assets

All financial assets of the Contributing Company, which, as of June 30, 2004, consist of:

a) The shareholding interests in the companies listed in Exhibit 2.1(d) for a value of	308.9

b) The receivables related to these shareholding interests, which are described hereafter amount to	128.1

A subordinated loan granted by the Contributing Company to EDL Hôtels S.C.A. for an amount equal to €125.5 million of principal and €2.6 million of accrued interest as of June 30, 2004

c) The other long-term receivables, which are described hereafter, amounting to	947.1

• Long-term advances to Euro Disneyland SNC (including €0.1 million of accrued interest)	845.0

• Guarantee deposits for certain loan agreements	100.1

• Other: Guarantee deposits and leases paid	2.0

Total financial assets	1,384.1

B) CURRENT ASSETS

1) Inventories

All inventories of the Contributing Company as of June 30, 2004 consist of:

Merchandise, food and beverage	23.5

Supplies	14.7

Reserve for depreciation	(3.9)

Total	34.3

Amounts
(in €million)
2) Trade accounts receivable

All trade accounts receivable of the Contributing Company as of June 30, 2004 consist of:

a) Receivables from related companies:	72.7

allocated as follows:

Euro Disney Vacances S.A.	8.1

EDL Hôtels S.C.A.	64.2

Les Villages Nature du Val d’Europe	0.4

b) Receivables from customers and related accounts:	30.8

3) Other accounts receivable

All other receivables of the Contributing Company as of June 30, 2004 consist of:

VAT	20.5

Other	8.5

Total	29.0

4) Short-term investments

All short-term investments of the Contributing Company as of June 30, 2004 are assessed at:	11.2

5) Cash or cash equivalents

All cash or cash equivalents held by the Contributing Company are assessed as of June 30, 2004 at	2.5

C) DEFERRED CHARGES

The value represented by prepaid expenses:	5.1

and by other deferred charges:	3.6

D) OFF-BALANCE SHEET UNDERTAKINGS

The benefit of all off-balance sheet undertakings granted in favor of the Contributing Company in relation to the Contributed Business

TOTAL OF THE CONTRIBUTED ASSETS	2,481.4

Exhibit 2.1(a)

List of intellectual property rights

List of licenses granted to Euro Disney S.C.A.

relating to intellectual property rights

I - List of Intellectual Property Rights

A - Euro Disney S.C.A. holds intellectual property rights in the following fields:

Audiovisual:

Euro Disney S.C.A. employs photographers who, under contract, transfer rights of use on photographs.

Moreover, Euro Disney S.C.A. holds, pursuant to agreements for the assignment of performance rights and publicity rights, rights of use with actors, models and extras.

Productions:

Euro Disney S.C.A. holds performance rights on shows ready for immediate performance for a limited term, and the right to fix and reproduce images of the show on all audiovisual media, for a term between 5 and 10 years.

Furthermore, Euro Disney S.C.A. produces permanent shows, in which employees of the company (either permanent or seasonal) take part; such employees assign, pursuant to their employment contracts, their rights of use to Euro Disney S.C.A.

Finally, Euro Disney S.C.A. relies upon third parties to design and finalize permanent shows.  They are artists qualified as playwrights, i.e., stage directors and designers, who assign all their rights to Euro Disney S.C.A on such shows.

Merchandising:

Euro Disney S.C.A. allows for the manufacture of various products derived from Disney-copyrighted works by certain licensors, who assign their rights to Euro Disney S.C.A. when they are involved in the development of such products.

Marketing & Publicity:

Euro Disney S.C.A. advertisements (TV and other media) are created by various advertising agencies, who assign their intellectual property rights on such advertising to Euro Disney S.C.A.

Music:

Within Euro Disney S.C.A., a music department develops music and arranges orchestral recordings.  Musicians and conductors assign their performance and reproduction rights on such music to Euro Disney S.C.A.

B – Industrial Property

Euro Disney S.C.A. does not own any trademarks in its own name, other than the following:

“Business & Financial Solutions” no. 97 677 841 filed on May 14, 1997 (10-year term) in categories 35, 36 and 41 and acquired with the Portuguese company Business & Financial Solutions (International) by agreement for the assignment of trademark dated January 24, 2002.

The agreement for the assignment of the above trademark to Euro Disney S.C.A. is being registered with INPI.  This trademark will be assigned to TWDC (Netherlands) B.V. prior to completion of the Contribution; the formalities of such assignment and the costs incurred are to be borne by the assignee company.

Euro Disney S.C.A. does not hold in its own name any drawing or model or patent, or any other industrial property rights other than those mentioned above.

II – Licenses granted to Euro Disney S.C.A.

Many computer software licenses have been granted to Euro Disney S.C.A, who holds and benefits from all rights of use of such software.

Moreover, pursuant to the licensing agreement between Euro Disney S.C.A. and TWDC (Netherlands) B.V. (an indirect subsidiary of TWDC and the holder of industrial and intellectual property rights belonging to TWDC) (the “License Agreement”), TWDC (Netherlands) B.V. has granted to the company, for a 30-year term from January 28, 1989, a master license for the use of all present and future industrial and intellectual property rights included in the facilities and attractions designed by TWDC and in the productions of Euro Disney S.C.A.

The property rights granted under license to Euro Disney S.C.A. are defined in Article 2.2 of the Licensing Agreement.  They include all copyrights, trademarks, literary works, rights of synchronization of musical works and sound recordings, theatrical works, paintings, graphics, sculptures, movies, patents, know-how, drawings and models, the rights to use fantasy figures, cartoons, fictional figures and other subjects created by, or the right of use of which belong to, TWDC.

Such rights are granted under license to Euro Disney S.C.A., strictly for the purposes of the operation of attractions, facilities and shows on site, and for the promotion thereof and advertising therefor.

Furthermore, Euro Disney S.C.A is entitled to sell on site associated products based on intellectual property rights belonging to TWDC or authorized to TWDC.

In the context of the Contribution, an amendment to the Licensing Agreement will be signed with Euro Disney Associés SNC so it may benefit from the same rights as those granted to Euro Disney S.C.A.

Exhibit 2.1(b)

Description of the real estate assets contributed by Euro Disney S.C.A.

		Designation			Origin of ownership
No.	Town	Lands	Plots of Volume	Nature – Description	(relative effect)	Comments
1	Magny-le-Hongre	ZB 211 lieudit “Courtalin” 4 ha 61 a 83 ca		Land (Plot NO2.5)	Deed Me Gourret 09/28/2001 published on 10/09/2001 volume 2001 P no. 12991

Land encumbered by a building lease in favor of Holiday Inns until 10/12/2076 for the construction of a four stars hotel with 400 rooms (Deed Me Burthe-Mique 09/28/2001 published on 11/08/2001 volume 2001P no. 14209)

2	Magny-le-Hongre	ZA 48 lieudit “Courtalin” 5 ha 39 a 60 ca		Land (plot NO2.2)	Deed Me Gourret 09/28/2001 published on 11/10/2001e and on 05/16/2002 volume 2001 P no. 13098 with correcting certificate of 05/13/2002 published on 05/16/2002 volume 2002P no. 4956

Land encumberd by a building lease in favor of GENEFIM until 09/27/2033 for the construction of a hotel (Hôtel Airtour) (Deed Me Frémeaux 09/28/2001 published on 11/06/2001 and 05/27/2002 volume 2001P no. 14070)

		Designation			Origin of ownership
No.	Town	Lands	Plots of Volume	Nature – Description	(relative effect)	Comments
3	Magny-le-Hongre	ZB 210 lieudit “Courtalin” 3 ha 23 a 37 ca		Land (plot NO2.6)	Deed Me Gourret 09/26/2001 published on 10/11/2001 and 05/16/2002 volume 2001P no. 13100 with correcting certificate of 05/13/2002 published on 05/16/2002 volume 2002P no. 4954

Land encumbered by a building lease in favor of Natiocrédimurs Société En Nom Collectif, Immobilier Elybail and ING Lease France until 09/25/2041

Initial building lease in favor of Hôtelière de Magny for the construction of a two stars hotel with 300 rooms (Deed Me Burthe-Mique 09/26/2001 published on 11/08/2001 and 05/16/2002 volume 2001P no. 14208)

Amendment by deed of Me Burthe-Mique of 12/17/2002 published on 01/29/2003 volume 2003P no. 1000.

Assignment of building lease by Hôtelière de Magny (Deed Me Dufour of 12/19/2002 published on 02/17/2003 volume 2003P no. 1743).

4	Magny-le-Hongre	ZA 51 lieudit “Fosse des pressoirs” 4 ha 62 a 36 ca		Land (plot NO2.3)	Deed Me Gourret 09/26/2001 published on 11/27/2002 and 03/12/2003 volume 2002P no. 12794 with correcting certificate of 03/07/2003 published on 03/12/2003 volume 2003P no. 2662

Land encumbered by a building lease in favor of UBX France SARL until 09/25/2101 for the construction of a four stars hotel with 405 rooms (Deed Me Burthe-Mique 09/26/2002 published on 11/25/2002 volume 2002P no. 12655).

		Designation			Origin of ownership
No.	Town	Lands	Plots of Volume	Nature – Description	(relative effect)	Comments
5	Magny-le-Hongre and Bailly Romainvilliers

•  As regards Magny-le-Hongre:

AD 4 (ex AC 5), lieudit “Pré Sainte Genevière” 20 ha 86 a 06 ca

AE 4 (ex AC 6), lieudit “Pré Sainte Genevière”
9 ha 44 a 52 ca

AH 70 (ex AC 8), lieudit “Pré du Bray”

9 ha 74 a 03 ca

AD 3 (ex AC 31)lieudit “Pré Sainte Genevière”

7 a 32 ca

• As regards Bailly Romainvilliers:

AN 1 (ex AE 1)  Lieudit “Le Bois du Trou”
5 ha 20 a 74 ca

AN 2 (ex AE 2) Lieudit “Le Bois du Trou”
9 ha 44 a 18 ca

				• 27-hole golf course • Club House • Maintenance of the premises • Structure of tunnels 1 and 2 under CD no. 93.A (Plots ES1. 8 and ES1.15)	Deed Me Bernard 12/16/1991 published on 01/24/1992 volume 1992P no. 916.	Road permission for two tunnels under CD no. 93.A (the structure of the tunnels to be owned by Euro Disney SCA – management agreements for such works attached to the ownership deed).

		Designation			Origin of ownership
No.	Town	Lands	Plots of Volume	Nature – Description	(relative effect)	Comments
AM 19 (ex AD 31) Lieudit “Le Bois du Trou” 7 ha 96 a 22 ca AM 38 (comes from AM 34 itself coming from AM 9 itself coming from AD 33) Lieudit “Le Champs de Magny” 27 ha 69 a 91 ca

6	Bailly Romainvilliers	• AL 3 (ex AB 6) lieudit “Les Bois de Citry” 55 ha 15 a 38 ca • AL 9 (ex AB 37) lieudit “Les Bois de Citry” 1 ha 21 a 57 ca		Campground Leisure housing park Recreation and service center (plot BS 1.1)	AL 3: Deed of Me Bernard 06/27/1991 published on 07/04/1991 volume 1991P no. 8157. AL 9: Deed of Me Bernard 12/27/1996 published on 01/15/1997 volume 1997P no. 616

7	Bailly Romainvilliers	AB 27 lieudit “Les prés de la Fontaine” 2 ha		Land (plot ES1.12)	Deed Me Bernard 04/02/1992 published on 05/22/1992 volume 1992P no. 5471	Land encumbered by a building lease in favor of Trois Moulins Habitat until 06/23/2032. (Deed Me Agasse 06/24/1992 published on 08/18/1992 volume 1992 P no. 8665).

8	Coupvray		Volume 1 on AC 75 lieudit “Les Trois Petits Bois” 14a 90 ca	Engineering work (bridge no. 2) bearing avenue Robert Schuman	Deed Me Bernard 12/30/1992 published on 04/13/1993 volume 1993P no. 3688

9	Coupvray	AC 35 lieudit “Les Trois Petits Bois” 15 a 25 ca		Road L1 – L2 (access to hotel Santa Fe from avenue de l’Europe)	Deed Me Gourret 12/13/1993 published on 01/28/1994 volume 1994P no. 1092

		Designation			Origin of ownership
No.	Town	Lands	Plots of Volume	Nature – Description	(relative effect)	Comments
10	Coupvray	AC 12 lieudit “Les Trois Petits Bois” 1 ha 43 a 44 ca		Service Station Car rental counter (plot LA1.3)	Deed Me Gourret 09/30/1991 published on 11/18/1991 volume 1991P no. 13482

11	Coupvray and Chessy		Volume 1, which basis is: • AC 70 lieudit “Les Trois Petits Bois” 1 ha 35 ca in Coupvray • AI 35 lieudit “La Mare Baignoire” 41 ca in Chessy	Engineering work number three (bridge) bearing avenue Jules Verne	Deed Me Bernard 12/30/1992 published on 04/13/1993 volume 1993P no. 3687

		Designation			Origin of ownership
No.	Town	Lands	Plots of Volume	Nature – Description	(relative effect)	Comments
12	Coupvray and Chessy	• As regards Coupvray: AB 56, lieudit “Les Regards” 54 a 68 ca • As regards Chessy: AI 29, lieudit “La Mare Baignoire” 27 a 95 ca		Road I4 – I5 (access to hotel Cheyenne)	Deed Me Gourret 12/13/1993 published on 01/28/1994 volume 1994P no. 1091

13	Coupvray and Chessy

• As regards Coupvray:

AC 40, lieudit “Les Regards” 79 a 17 ca

AC 27, lieudit “Les Trois Petits Bois” 46 ca

AC 86, lieudit “Les Tois Petits Bois” 64 a 71 ca

AC 38, lieudit “Les Trois Petits Bois” 2 ha 21 a 98 ca

• As regards Chessy:

AI 53, lieudit “La Mare Baignoire” 49 a 67 ca

				Lake	Deed Me Gourret 12/20/1994 published on 02/16/1995 volume 1995P no. 1816 Additional deed Me Gourret 01/15/1999 published on 06/08/1999 volume 1999P no. 6730	AK 51 comes from the division of AK 24 (see deed Me Burthe-Mique 01/18/1999 published on 03/25/1999 volume 1999P no. 3791).

		Designation			Origin of ownership
No.	Town	Lands	Plots of Volume	Nature – Description	(relative effect)	Comments
AK 51 (comes from AK 24), lieudit “La Mare Baignoire” 3 ha 77 a 79 ca

14	Chessy	On AK 16, lieudit “La Mare Baignoire” 85 a 42 ca	Volume 5 Volume 7	Volume 5: Part of the infrastructure of the master structure covering the R.E.R tracks Volume 7: Part of the damp-proof course of the cover-slab of the master structure covering the R.E.R tracks		The volume five is to be assigned to RATP

15	Chessy		Volume 1 on AI 30, lieudit “La Mare Baignoire” 8a 64 ca	Engineering structure no. 6 (bridge) for the access road to hotel Disneyland and crossing the TGV and RER tracks	Deed of Me Gourret 12/30/1992 published on 04/19/1993 volume 1993P no. 3862

16	Chessy	AI 55, lieudit “La Mare Baignoire” 64 a 36 ca		Engineering structure no. 5 (bridge) for the access road to hotel Disneyland	Deed Me Gourret 12/7/1993 published on 01/31/1994 volume 1994P no. 1139

17	Chessy	AI 1, lieudit “Les Livrains” 2 ha 38 a 85 ca AI 6, lieudit “La Galmy” 3 ha 27 a 85 ca AI 32 lieudit “La Mare Baignoire” 75 ca	Volume 1 on AI 4	Hotel Disneyland (plot TO1.5)	Deed Me Gourret 11/7/1989 published on 02/9/1990 volume 1990P no. 1664

		Designation			Origin of ownership
No.	Town	Lands	Plots of Volume	Nature – Description	(relative effect)	Comments
18	Chessy	AK 52, lieudit “La Mare Baignoire” 8 a 07 ca (comes from AK 24)		Land (part of the plot TOX1.2)	Deed Me Gourret 12/20/1994 published on 02/16/1995 volume 1995P no. 1816.	Land encumbered by a building lease in favor of McDonald’s France S.A until 01/19/2019 (deed Me Burthe-Mique 01/19/1999 published on 03/15/1999 volume 1999P no. 3791.

19	Chessy	AK 64 lieudit “Le Bois de Paris” 1 ha 20 a 45 ca		Wardrobe building Second Park (plot AT2.2)	Deed Me Gourret 01/26/2000 published on 03/17 and 11/7/2000 volume 2000P no. 3664 with correcting certificate of 10/27/2000 published on 11/7/2000 volume 2000P no. 14163

20	Chessy	AK 63 lieudit “Le Bois de Paris” 23 ha 88 a 52 ca		Walt Disney Studios® Park (plot AT2.1)	Deed Me Gourret 01/26/2000 published on 03/27 and 10/20/2000 volume 2000P no. 4016 with correcting certificate of 10/16/2000 published on 10/21/2000 volume 2000P no. 13382.

21	Chessy	AK 65 lieudit “Le Bois de Paris” 1 ha 19 a 44 ca		Production studios + The Walt Disney Television International (plot AT 2.3)	Deed Me Gourret 01/26/2000 published on 03/27 and 10/20/2000 volume 2000P no. 4018 with correcting certificate of 10/16/2000 published on 10/20/2000 volume 2000P no. 13383.

22	Chessy	Volume 1 on AI 38 lieudit “La Mare Baignoire” 15 a 18 ca		Engineering structure number four (bridge)	Deed Me Bernard 12/30/1992 published on 04/13/1993 volume 1993P no. 3686.

		Designation			Origin of ownership
No.	Town	Lands	Plots of Volume	Nature – Description	(relative effect)	Comments
23	Chessy

AK 91 lieudit “La Mare Baignoire” 10 ca

AK 92 lieudit “La Mare Baignoire” 13 ca

AK 93 lieudit “La Mare Baignoire” 16 ca

AK 94 lieudit “La Mare Baignoire” 90 ca

AK 87 lieudit “Le Bois de Paris” 5 a 83 ca

			Volume 2 on AK 88 lieudit “Le Bois de Paris” 81 ca Volume 8 on AK 16 lieudit “La Mare Baignoire” 85 a 42 ca Volume 8 on AK 18 lieudit “La Mare Baignoire” 1 ha 8 a 32 ca Volume 6 on AK 16	Land and plots of volume (plot TO3A.1, except volume 6 on AK 16)	• Parcels and volumes except for volume 6 on AK 16: Deed Me Gourret 09/15/2003 pending publication. • Volume 6 on AK 16: Deed Me Gourret 12/30/1992 published on 04/19/1993 volume 1993P no. 3863.	Land and plots of volume encumbered by a building lease in favor of VINCI Park for 40 years from the operation of the car park. (Deed Me Burthe-Mique 09/15/2003 pending publication).

24	Serris		Volume 3 on AB 8 lieudit “L’Erable” 34 a 70 ca	Engineering structure no. 1 (bridge)	Deed of Me Gourret 10/26/1993 published on 12/10/1993 volume 1993P no. 11635

		Designation			Origin of ownership
No.	Town	Lands	Plots of Volume	Nature – Description	(relative effect)	Comments
25	Serris

•  On AC 53 lieudit “Le Pré Bailly” 14 a 85 ca

Volume 1 (Subsoil)

Volume 2 (Airspace)

Volume 3 (car park)

Volume 4 (commercial premises and offices)

Volume 5 (commercial premises and offices)

Volume 6 (commercial premises and offices)

Volume 7 (commercial premises and offices)

				Shopping mall	AC 53: deed of Me Gourret 06/22/1998 published on 08/20/1998 volume 1998P no. 9149.

AC 53:

1) EDDV: Deed Me Pecheteau 06/22/1998 published on 08/20/1998 volume 1998P no. 9153.

2) volumes 3 to 7: building lease in favor of SE. CO. VAL.DE for 75 years from 06/22/1998 (Deed Me Burthe-Mique 06/22/1998 published on 08/20/1998 volume 1998P no. 9157).

3) volume 5: assignment of building lease by SCI SE. CO. VAL.DE to AUCHAN France (Deed Me Pecheteau 06/22/1998 published on 08/20/1998 volume 1998P no. 9159).

		Designation			Origin of ownership
No.	Town	Lands	Plots of Volume	Nature – Description	(relative effect)	Comments

• On AC 52 lieudit “Le Pré Bailly”

Volume 6 (1st level of underground car park)

Volume 7 (2nd level of car park and subsoil)

Volume 8 (subsoil)

Volume 9 (airspace)

Volume 10 (firemen way and access)

Volume 11 (subsoil)

Volume 12 (service premises)

Volume 13 (airspace)

Volume 14 (service premises)

Volume 15 (airspace)

AC 52:

• volumes 9, 10, 11: deed Me Gourret 06/22/1998 published on 08/20/1998 volume 1998P no. 9150.

• volumes 6, 7, 8, 12, 13, 14 and 15: Deed Me Gourret 06/22/1998 published on 08/20/1998 volume 1998P no. 9149.

AC 52:

1) EDDV: Me Gourret 06/22/1998 published on 08/20/1998 volume 1998P no. 3148. Modification Me Burthe-Mique 06/22/1998 published on 08/20/1998 volume 1998P no. 3156.

2) volumes 6, 7, 10, 12 and 14: building lease in favor of SCI SE.CO.VAL.DE for 75 years from 06/22/1998. Deed Me Burthe-Mique of 06/22/1998 referred to above.

3) volume 6: assignment of building lease for SCI SE.CO.VAL.DE to AUCHAN France (Deed Me Pecheteau of 06/22/1998 referred to above).

			• On AC 63 “Le Pré Bailly” and AC 64 “Le Pré Bailly” 2 ha 98 a 88 ca Volume 1 (subsoil) Volume 2 (airspace)		AC 63 and 64: Deed Me Gourret 06/22/1998 published on 08/20/1998 volume 1998P no. 9150	AC 63 and 64: 1) EDDV: Me Pecheteau 06/22/1998 published on 08/20/1998 volume 1998P no. 9152. Modification Me Pecheteau 10/24/2000 published on 11/30/2000 volume 2000P no. 15257.

		Designation			Origin of ownership
No.	Town	Lands	Plots of Volume	Nature – Description	(relative effect)	Comments
Volume 3 (car park) Volume 4 (commercial premises and shopping arcade) Volume 5 (commercial premises and manufacturers’ shops)

2) volumes 3, 4 and 5: building lease in favor of SCI SE.CO.VAL.DE for 75 years from 06/22/1998. Deed Me Burthe-Mique of 06/22/1998 referred to above.

3) Volume 5: assignment of building lease for SCI SE.CO.VAL.DE to Value Retail. Deed Me Pecheteau 01/29/1999 published on 02/22/1999 volume 1999P no. 2289.

• On AC 54 “Le Pré Bailly” 10 ha 23 a 44 ca

Volume 1 (subsoil)

Volume 2 (airspace)

Volume 3 (car park)

Volume 4 (commercial premises and shopping arcade)

Volume 5 (commercial premises superstore)

Volume 6 (service station)

AC 54: Deed Me Gourret 06/22/1998 published on 08/20/1998 volume 1998P no. 9150.

AC 54:

1) EDDV: Me Pecheteau 06/22/1998 published on 08/20/1998 volume 1998P no. 9151. Modification Me Pecheteau 10/24/2000 published on 11/30/2000 volume 2000P no. 15258.

2) volumes 3, 4, 5 and 6: building lease in favor of SCI SE.CO.VAL.DE for 75 years from 06/22/1998. Deed Me Burthe-Mique of 06/22/1998 referred to above.

3)volume 5: assignment of building lease by SCI SE.CO.VAL.DE to AUCHAN France. Deed Me Pecheteau of 06/22/1998 referred to above.

4) volume 6: assignment of building lease by SCI SE.CO.VAL.DE to BOURGANEUF SARL. Deed Me Pecheteau 11/27/2001 volume 2001P no. 49.

		Designation			Origin of ownership
No.	Town	Lands	Plots of Volume	Nature – Description	(relative effect)	Comments

• On AC 48 lieudit “Le Pré de Bailly”

Volume 3 (engineering structure no. 19 crossing the TGV tracks)

Volume 4 (airspace above the engineering structure no. 19 limited to the number NGF 155)

Volume 5 (airspace above the number NGF 155)

AC 48: (volumes 3, 4, 5) Deed Me Gourret 06/22/1998 published on 08/20/1998 volume 1998P no. 9150.

AC 48:

1) EDDV: Me Gourret 06/22/1998 published on 08/20/1998 volume 1998P no. 9147. Modification Me Burthe-Mique 06/22/1998 published on 08/200/1998 volume 1998P no. 9155.

2) volume 4: building lease in favor of SCI SE.CO.VAL.DE for 75 years from 06/22/1998. Deed Me Burthe-Mique of 06/22/1998 referred to above.

		Designation			Origin of ownership
No.	Town	Lands	Plots of Volume	Nature – Description	(relative effect)	Comments
			• On AC 14 lieudit “la Tête de chien” 13 a 63 ca Volume 3 (engineering work no. 4333) Volume 4 (airspace)		AC 14: (volumes 3 and 4) Deed Me Gourret 06/22/1998 published on 08/20/1998 volume 1998P no. 9150.

AC 14:

1) EDDV: Me Gourret 06/29/1995 published on 10/05/1995 volume 1995P no. 9800. Modification Me Burthe-Mique of 06/22/1998 published on 08/20/1998 volume 1998P no. 9154

2) volume 3: building lease in favor of SCI SE.CO.VAL.DE for 75 years from 06/22/1998. Deed Me Burthe-Mique referred to above.

26	Serris	AC 219 lieudit “Boulevard de l’Europe” 48 a 08 ca AC 222 lieudit “Boulevard de l’Europe” 6 a 36 ca	Volume 1 on AC 223 lieudit “Boulevard de l’Europe” 2 a 92 ca Volume 1 on AC 221 Lieudit “Boulevard de l’Europe” 2 a 48 ca	Land basis of the traffic circle BO enabling access to the underground car park of the shopping mall	Deed Me Gourret 10/22/2003 published on 11/25/2003 volume 2003P no. 12609

Land basis encumbered by a long-term lease in favor of SE.CO.VAL.DE for a term equivalent to that of the building lease relating to the shopping mall. Deed Me Burthe-Mique 10/22/2003 published on 12/03/2003 volume 2003P no. 12967.

27	Serris		Volume 1 on AC 104 lieudit “La tête de chien” 23 a 26 ca	Plots of volume basis of a hotel (Part of the plot AF2C10)	Deed Me Gourret 09/26/2000 published on 10/26/2000 and 06/29/2001 with amending certificate of 06/19/2001 published on 06/26/2001 volume 2001P no. 8150.	Plots of volume encumbered by a building lease in favor of GENEFIM (Hotel C.E.H.I.E) until 09/25/2030. Deed Me Pône 09/26/2000 published on 11/20/2000 and 06/29/2001 volume 2000P no. 14802.

		Designation			Origin of ownership
No.	Town	Lands	Plots of Volume	Nature – Description	(relative effect)	Comments
28	Serris	AC 161 lieudit “Rue Emile Cloud” 1 ha 83 a 21 ca.		Land (plot AF3C.1a)	Deed Me Gourret 08/29/2002 published on 10/18/2002 volume 2002P no. 11343.	Land encumbered by a building lease in favor of SE.CO.VAL.DE (Jardinerie Delbard) through 06/22/2073. Deed Me Burthe-Mique of 08/29/2002 published on 11/04/2002 volume 2002P no. 11889.

29	Serris	AH 20 lieudit “Le bout des clos” 3 ha 06 a 24 ca (comes from AE 2)		Training center (Lot ACX.1)	Deed Me Bernard 08/12/1999 published on 08/24/1999 volume 1999P no. 10457.

Exhibit 2.1(c)

Description of interests

(in €million)

EDL Hôtels S.C.A	308.12
EDL Hôtels Participations S.A.*	0.15
Euro Disney Vacances S.A.*	0.15
ED Resort Services S.C.A.*	0.15
ED Resort S.C.A.*	0.15
Val d’Europe Promotion S.A.*	0.06
ED Spectacles S.A.R.L.	0.05
EDL Services S.A.*	0.04
S.E.T.E.M.O. Imagineering S.A.R.L.	0.01
Débit de Tabac S.N.C	NS
ED Finances 1 S.N.C	NS
ED Finances 2 S.N.C	NS
ED Finances 3 S.N.C.	NS
ED Finances 4 S.N.C.	NS
Convergence Achats S.A.R.L.	NS

For a total, as of June 30, 2004, of:	308.88

* These companies shall be converted into S.A.S. before the Completion Date

As of June 30, 2004, the Contributing Company directly holds 99.9% of the share capital of these subsidiaries, except for ED Spectacles S.A.R.L. (80%), Convergence Achats S.A.R.L. (50%), ED Finances 1 S.N.C. (50%), ED Finances 2 S.N.C. (50%), ED Finances 3 S.N.C. (50%), ED Finances 4 S.N.C. (50%), and Débit de Tabac S.N.C. (40%), and S.E.T.E.M.O. Imagineering S.A.R.L. (100%). The shareholding interests are shown at their acquisition value.

As of September 30, 2004, the Contributing Company will directly and indirectly hold 100% of the share capital of these subsidiaries, except for Convergence Achats S.A.R.L. (50%), and Villages Nature de Val d’Europe S.A.R.L. (50%).

Exhibit 2.1.(d)

Liens, pledges and sureties burdening the contributed assets

•                  The sureties burdening the real estate assets contributed by Euro Disney S.C.A. to EDA are as follows:

Description of the real estate property	Sureties and Beneficiaries
1) Hôtel Disneyland (lot TO1.5)

In favor of CDC: 03/15/2000 vol.2000 no. 2617.

Capital: FF. 801,205,000 (€122,142,914.86)

Ancillaries: FF. 160,241,000 (€24,428,582.97)

Initial registration: 11/24/1989 and 03/8/1990 vol.2075 no. 137.

Renewals: 07/11/1997 vol.97v no. 6869

Effective date: 11/01/2025.

• Plot of land: AI-1 – CHESSY Lieudit “Les Livrains” 2 ha 38 a 85 ca

• Plot of land: AI 6 – CHESSY Lieudit “La Galmy” 3 ha 27 a 85 ca • Volume 1 on plot of land AI 4 Lieudit “Le Royaume Enchanté” 60 a 67 ca

In favor of BNP:

Principal amount: FF. 95,449,078.61 (€14,551,118.23)

Exchange risks: FF. 9,544,907.86 (€1,455,111.82)

Ancillaries: FF. 14,317,361.79 (€2,182,667.73)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 1 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6661.

Effective date: November 30, 2011.

(The plot of land AI 32 is not encumbered with registration)

In favor of CNCA:

Principal amount: FF. 53,388,942.44 (€8,139,091.81)

Exchange risks: FF. 5,338,894.24 (€813,909.18)

Ancillaries: FF. 8,008,341.36 (€1,220,863.77)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 2 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6662.

Effective date: November 30, 2011.

In favor of “Bank of America National Trust and Savings Association”:

Principal amount: FF. 56,355,324.24 (€8,591,313.80)

Exchange risks: FF. 5,635,532.42 (€859,131.38)

Ancillaries: FF. 8,453,298.63 (€1,288,697.07)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 3 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6663.

Effective date: November 30, 2011.

In favor of Morgan Guaranty Trust Company of New York:

Principal amount: FF. 23,951,012.80 (€3,651,308.36)

Exchange risks: FF. 2,395,101.28 (€365,130.84)

Ancillaries: FF. 3,592,651.92 (€547,696.25)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 4 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6664.

Effective date: November 30, 2011.

Description of the real estate property	Sureties and Beneficiaries

In favor of Crédit National:

Principal amount: FF. 112,710,648.46 (€17,182,627.59)

Exchange risks: FF. 11,271,064.84 (€1,718,262.76)

Ancillaries: FF. 16,906,597.26 (€2,577,394.14)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 5 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6665.

Effective date: November 30, 2011.

In favor of Banque INDOSUEZ:

Principal amount: FF. 61,360,000.20 (€9,354,271.73)

Exchange risks: FF. 6,136,000.02 (€935,427.17)

Ancillaries: FF. 9,204,000.03 (€1,403,140.76)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 6 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6666.

Effective date: November 30, 2011.

In favor of Bank of America National Trust and Savings Association:

Principal amount: FF. 61,360,000.20 (€9,354,271.73)

Exchange risks: FF. 6,136,000.02 (€935,427.17)

Ancillaries: FF. 9,204,000.03 (€1,403,140.76)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 7 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6667.

Effective date: November 30, 2011.

In favor of The Bank of Tokyo Ltd (Kabushiki Kaish a Tokyo Ginko):

Principal amount: FF. 52,692,228.16 (€8,032,878.40)

Exchange risks: FF. 5,269,222.81 (€803,287.84)

Ancillaries: FF. 7,903,834.22 (€1,204,931.76)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 8 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6668.

Effective date: November 30, 2011.

In favor of Banque Française du Commerce extérieur:

Principal amount: FF. 61,293,493.79 (€9,344,132.89)

Exchange risks: FF. 6,129,349.37 (€934,413.29)

Ancillaries: FF. 9,194,024.06 (€1,401,619.93)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 9 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6669.

Effective date: November 30, 2011.

Description of the real estate property	Sureties and Beneficiaries

In favor of Deutsche Bank Aktiengesellschaft:

Principal amount: FF. 31,039,208.12 (€4,731,896.77)

Exchange risks: FF. 3,103,920.81 (€473,189.68)

Ancillaries: FF. 4,655,881.21 (€709,784.51)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 10 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6670.

Effective date: November 30, 2011.

In favor of Dresdner Bank Aktiengesellschaft:

Principal amount: FF. 95,909,385.01 (€14,621,291.49)

Exchange risks: FF. 9,590,938.50 (€1,462,129.15)

Ancillaries: FF. 14,386,407.75 (€2,193,193.72)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 11 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6671.

Effective date: November 30, 2011.

In favor of Deutsche Bank Aktiengesellschaft:

Principal amount: FF. 27,332,332.26 (€4,166,787.19)

Exchange risks: FF. 2,733,233.22 (€416,678.72)

Ancillaries: FF. 4,099,849.83 (€625,018.08)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 12 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6672.

Effective date: November 30, 2011.

In favor of Bayerische Vereinsbank BV France:

Principal amount: FF. 49,749,787.94 (€7,584,306.28)

Exchange risks: FF. 4,974,978.79 (€758,430.63)

Ancillaries: FF. 462,468.19 (€1,137,645.94)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 13 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6673.

Effective date: November 30, 2011.

In favor of Goldman Sachs Paris Inc. et Cie:

Principal amount: FF. 50,370,711.98 (€7,678,965.54)

Exchange risks: FF. 5,037,071.19 (€767,896.55)

Ancillaries: FF. 7,555,606.79 (€1,151,844.83)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 14 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6674.

Effective date: November 30, 2011.

In favor of CFF:

Principal amount: FF. 52,696,330.66 (€8,033,503.82)

Exchange risks: FF. 5,269,633.06 (€803,350.38)

Ancillaries: FF. 7,904,449.59 (€1,205,025.57)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 15 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6675.

Effective date: November 30, 2011.

Description of the real estate property	Sureties and Beneficiaries

In favor of Crédit Suisse (France):

Principal amount: FF. 26,092,028.81 (€3,977,704.15)

Exchange risks: FF. 2,609,202.88 (€397,770.41)

Ancillaries: FF. 3,913,804.32 (€596,655.62)

Initial registration: 11/21/1989 and 03/8/990 vol. 2077 no. 16 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6676.

Effective date: November 30, 2011.

In favor of Deutsche Bank Aktiengesellschaft:

Principal amount: FF 52,692,228.16 (€8,032,878.40)

Exchange risks: FF. 5,269,222.81 (€803,287.84)

Ancillaries: FF. 7,903,834.22 (€1,204,931.76)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 17 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6677.

Effective date: November 30, 2011.

In favor of Deutsche Bank Aktiengesellschaft:

Principal amount: FF. 52,679,372.77 (€8,030,918.61)

Exchange risks: FF. 5,267,937.27 (€803,091.86)

Ancillaries: FF. 7,901,905.91 (€1,204,637.79)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 18 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6678.

Effective date: November 30, 2011.

In favor of Bank of America National Trust and Savings Association:

Principal amount: FF. 27,332,332.26 (€4,166,787.19)

Exchange risks: FF. 2,733,233.22 (€416,678.72)

Ancillaries: FF. 4,099,849.83 (€625,018.08)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 19 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6679.

Effective date: November 30, 2011.

In favor of Goldman Sachs Paris Inc et Cie:

Principal amount: FF. 52,692,228.16 (€8,032,878.40)

Exchange risks: FF. 5,269,222.81 (€803,287.84)

Ancillaries: FF. 7,903,834.22 (€1,204,931.76)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 20 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6680.

Effective date: November 30, 2011.

In favor of Deutsche Bank Aktiengesellschaft:

Principal amount: FF. 31,039,208.12 (€4,731,896.77)

Exchange risks: FF. 3,103,920.81 (€473,189.68)

Ancillaries: FF. 4,655,881.21 (€709,784.51)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 21 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6681.

Effective date: November 30, 2011.

Description of the real estate property	Sureties and Beneficiaries

In favor of Deutsche Bank Aktiengesellschaft:

Principal amount: FF. 52,692,228.16 (€8,032,878.40)

Exchange risks: FF. 5,269,222.81 (€803,287.84)

Ancillaries: FF. 14,386,407.75 (€1,204,931.76)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 23 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6683.

Effective date: November 30, 2011.

In favor of Lazard Frères & Co LLC:

Principal amount: FF. 26,127,288.30 (€3,983,079.42)

Exchange risks: FF. 2,612,728.83 (€398,307.94)

Ancillaries: FF. 3,919,093.24 (€597,461.91)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 24 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6684.

Effective date: November 30, 2011.

In favor of NMB Bank France:

Principal amount: FF. 27,332,332.26 (€4,166,787.19)

Exchange risks: FF. 2,733,233.22 (€416,678.72)

Ancillaries: FF. 4,099,849.83 (€625,018.08)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 25 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6685.

Effective date: November 30, 2011.

In favor of Crédit Industriel et Commercial:

Principal amount: FF. 52,692,228.16 (€8,032,878.40)

Exchange risks: FF. 5,269,222.81 (€803,287.84)

Ancillaries: FF. 7,903,834.22 (€1,204,931.76)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 26 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6686.

Effective date: November 30, 2011.

In favor of Goldman Sachs Paris Inc et Cie:

Principal amount: FF. 52,692,228.16 (€8,032,878.40)

Exchange risks: FF. 5,269,222.81 (€803,287.84)

Ancillaries: FF. 7,903,834.22 (€1,204,931.76)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 27 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6687.

Effective date: November 30, 2011.

In favor of Banque Fédérative du Crédit Mutuel:

Principal amount: FF. 23,951,012.80 (€3,651,308.36)

Exchange risks: FF. 2,395,101.28 (€365,130.84)

Ancillaries: FF. 3,592,651.92 (€547,696.25)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 28 –

Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6688.

Effective date: November 30, 2011.

Description of the real estate property	Sureties and Beneficiaries

In favor of Bank of America National Trust and Savings Association:

Principal amount: FF. 23,951,012.80 (€3,651,308.36)

Exchange risks: FF. 2,395,101.28 (€365,130.84)

Ancillaries: FF. 3,592,651.92 (€547,696.25)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 29 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6689.

Effective date: November 30, 2011.

In favor of BRED:

Principal amount: FF. 23,951,012.80 (€3,651,308.36)

Exchange risks: FF. 2,395,101.28 (€365,130.84)

Ancillaries: FF. 3,592,651.92 (€547,696.25)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 30 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6690.

Effective date: November 30, 2011.

In favor of Caisse Centrale des Banques Populaires:

Principal amount: FF. 47,382,204.62 (€7,223,370.53)

Exchange risks: FF. 4,738,220.46 (€722,337.05)

Ancillaries: FF. 7,107,330.69 (€1,083,505.58)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 31 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6691.

Effective date: November 30, 2011.

In favor of Deutsche Bank Aktiengesellschaft:

Principal amount: FF. 21,758,469.74 (€3,317,057.33)

Exchange risks: FF. 2,175,846.97 (€331,705.73)

Ancillaries: FF. 3,263,770.46 (€497,558.60)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 32 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6692.

Effective date: November 30, 2011.

In favor of The Bank of Nova Scotia:

Principal amount: FF. 96,250,000.00 (€14,673,217.91)

Exchange risks: FF. 9,625,000.00 (€1,467,321.79)

Ancillaries: FF. 14,437,500.00 (€2,200,982.69)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 33 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6693.

Effective date: November 30, 2011.

In favor of Deutsche Bank Aktiengesellschaft:

Principal amount: FF. 23,038,379.72 (€3,512,178.35)

Exchange risks: FF. 2,303,837.97 (€351,217.83)

Ancillaries: FF. 3,455,759.95 (€526,827.21)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 34 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6694.

Effective date: November 30, 2011.

Description of the real estate property	Sureties and Beneficiaries

In favor of Bayerische Vereinsbank Aktiengesellschaft (Bayerische Vereinsbank):

Principal amount: FF. 41,934,017.75 (€6,392,799.79)

Exchange risks: FF. 4,193,401.77 (€639,279.98)

Ancillaries: FF. 6,290,102.66 (€958,919.97)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 35 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6695.

Effective date: November 30, 2011

In favor of Crédit Suisse (Schweizerische Kreditanstalt):

Principal amount: FF. 24,278,683.17 (€3,701,261.39)

Exchange risks: FF. 2,427,868.31 (€370,126.14)

Ancillaries: FF. 3,641,802.47 (€555,189.21)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 36 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6696.

Effective date: November 30, 2011

In favor of Bank of America National Trust and Savings Association:

Principal amount: FF. 23,038,379.72 (€3,512,178.35)

Exchange risks: FF. 2,427,868.31 (€370,126.14)

Ancillaries: FF. 3,641,802.47 (€555,189.21)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 37 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6697.

Effective date: November 30, 2011

In favor of Deutsche Bank Aktiengesellschaft :

Principal amount: FF. 23,083,468.17 (€3,519,052.04)

Exchange risks: FF. 2,308,346.81 (€351,905.20)

Ancillaries: FF. 3,462,520.22 (€527,857.80)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 38 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6698.

Effective date: November 30, 2011

In favor of Lazard Frères & Co LLC:

Principal amount: €24,243,423.68 (€3,695,886.11)

Exchange risks: FF. 2,424,342.36 (€369,588.61)

Ancillaries: FF. 3,636,513.55 (€554,382.92)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 39 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6699.

Effective date: November 30, 2011

Description of the real estate property	Sureties and Beneficiaries

In favor of NMB Postbank Groep NV:

Principal amount: FF. 23,038,379.72 (€3,512,178.35)

Exchange risks: FF. 2,303,837.97 (€351,217.83)

Ancillaries: FF. 3,455,756.95 (€526,826.75)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 40 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6700.

Effective date: November 30, 2011

In favor of Deutsche Bank Aktiengesellschaft:

Principal amount: FF. 23,083,468.17 (€3,519,052.04)

Exchange risks: FF. 2,308,346.81 (€351,905.20)

Ancillaries: FF. 3,462,520.22 (€527,857.80)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 41 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6701.

Effective date: November 30, 2011

In favor of Citibank N.A.:

Principal amount: FF. 65,469,896.25 (€9,980,821.34)

Exchange risks: FF. 6,546,989.62 (€998,082.13)

Ancillaries: FF. 9,820,484.43 (€1,497,123.20)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 42 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6702.

Effective date: November 30, 2011

In favor of Bank of Scotland:

Principal amount: FF. 65,469,896.25 (€9,980,821.34)

Exchange risks: FF. 6,546,989.62 (€998,082.13)

Ancillaries: FF. 9,820,484.43 (€1,497,123.20)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 43 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6703.

Effective date: November 30, 2011

In favor of The Saitama Bank Ltd (Kabushiki Kaiswa Saitama Ginko”:

Principal amount: FF. 65,469,896.25 (€9,980,821.34)

Exchange risks: FF. 6,546,989.62 (€998,082.13)

Ancillaries: FF. 9,820,484.43 (€1,497,123.20)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 44 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6704.

In favor of: The Asashi Bank Ltd

Effective date: November 30, 2011

In favor of The Tokai Bank Ltd (Kabushiki Kaisha Tokai Ginko):

Principal amount: FF. 65,469,896.25 (€9,980,821.34)

Exchange risks: FF. 6,546,989.62 (€998,082.3)

Ancillaries: FF. 9,820,484.43 (€1,497,123.20)

Initial registration: 11/21/1989 and 03/8/1990 vol. 2077 no. 45 – Me ASSO. (conventional mortgage).

Renewal: July 11, 1997 vol. 97v no. 6705.

Effective date: November 30, 2011

Description of the real estate property	Sureties and Beneficiaries
2) Campground Leisure park and recreation and service center (plot BS 1.1) Plot of land: AL 3 – Bailly Romainvilliers Called “Les Bois de Citry” 55 ha 15 a 38 ca

In favor of BNP:

Principal amount: FF. 95,449,078.61 (€14,551,118.23)

Exchange risks: FF. 9,544,907.86 (€1,455,111.82)

Ancillaries: FF. 14,317,361.79 (€2,182,667.73)

Initial registration: 12/08/1992 vol. 92 v no. 7996 – Me ASSO.

(conventional mortgage including extension of pledge) and 12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6706.

Effective date: November 30, 2011.

(The plot of land A 29 constituting an extension of the campground is not encumbered with registration).

In favor of CNCA:

Principal amount: FF. 53,388,942.44 (€8,139,091.81)

Exchange risks: FF. 5,338,894.24 (€813,909.18)

Ancillaries: FF. 8,008,341.36 (€1,220,863.77)

Initial registration: 12/08/1992 vol. 92 v no. 7997 – Me ASSO.

(conventional mortgage including extension of pledge) and 12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6707.

Effective date: November 30, 2011.

In favor of Bank of America National Trust and Savings Association:

Principal amount: FF. 56,355,324.24 (€8,591,313.80)

Exchange risks: FF. 5,635,532.42 (€859,131.38)

Ancillaries: FF. 8,453,298.63 (€1,288,697.07)

Initial registration: 12/08/1992 vol. 92 v no. 7998 – Me ASSO.

(conventional mortgage including extension of pledge) and 12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6708.

Effective date: November 30, 2011.

In favor of Morgan Guaranty Trust Company of New York:

Principal amount: FF. 23,951,012.80 (€3,651,308.36)

Exchange risks: FF. 2,395,101.28 (€365,130.84)

Ancillaries: FF. 3,592,651.92 (€547,696.25)

Initial registration: 12/08/1992 vol. 92 v no. 7999 – Me ASSO.

(conventional mortgage including extension of pledge) and 12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6709.

Effective date: November 30, 2011.

In favor of Crédit National:

Principal amount: FF. 112,710,648.46 (€17,182,627.59)

Exchange risks: FF. 11,271,064.84 (€1,718,262.76)

Ancillaries: FF. 16,906,597.26 (€2,577,394.14)

Initial registration: 12/08/1992 vol. 92 v no. 8000 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6710.

Effective date: November 30, 2011.

Description of the real estate property	Sureties and Beneficiaries

In favor of Banque INDOSUEZ:

Principal amount: FF. 61,360,000.20 (€9,354,271.73)

Exchange risks: FF. 6,136,000.02 (€935,427.17)

Ancillaries: FF. 9,204,000.03 (€1,403,140.76)

Initial registration: 12/08/1992 vol. 92 v no. 8001 – Me ASSO.

(conventional mortgage including extension of pledge) and 12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6711.

Effective date: November 30, 2011.

In favor of Bank of America National Trust and Savings Association:

Principal amount: FF. 26,939,520.15 (€4,106,903.37)

Exchange risks: FF. 2,693,952.01 (€410,690.34)

Ancillaries: FF. 4,040,928.02 (€616,035.51)

Initial registration: 12/08/1992 vol. 92 v no. 8002 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6712.

Effective date: November 30, 2011.

In favor of The Bank of Tokyo Ltd (Kabushiki Kaish a Tokyo Ginko):

Principal amount: FF. 52,692,228.16 (€8,032,878.40)

Exchange risks: FF. 5,269,222.81 (€803,287.84)

Ancillaries: FF. 7,903,834.22 (€1,204,931.76)

Initial registration: 12/08/1992 vol. 92 v no. 8003 – Me ASSO.

(conventional mortgage including extension of pledge) and 12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6713.

Effective date: November 30, 2011.

In favor of Banque Française du Commerce extérieur:

Principal amount: FF. 61,293,493.79 (€9,344,132.89)

Exchange risks: FF. 6,129,349.37 (€934,413.29)

Ancillaries: FF. 9,194,024.06 (€1,401,619.93)

Initial registration: 12/08/1992 vol. 92 v no. 8004 – Me ASSO.

(conventional mortgage including extension of pledge) and 12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6714.

Effective date: November 30, 2011.

In favor of Crédit Industriel et Commercial:

Principal amount: €2,602,434.16

Exchange risks: €260,243.42

Ancillaries: €390,365.12

Initial registration: 12/08/1992 vol. 92 v no. 8005 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6715.

Effective date: November 30, 2011.

Description of the real estate property	Sureties and Beneficiaries

In favor of Dresdner Bank Aktiengesellschaft:

Principal amount: FF. 95,909,385.01 (€14,621,291.49)

Exchange risks: FF. 9,590,938.50 (€1,462,129.15)

Ancillaries: FF. 14,386,407.75 (€2,193,193.72)

Initial registration: 12/08/1992 vol. 92 v no. 8006 – Me ASSO.

(conventional mortgage including extension of pledge) and 12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6716.

Effective date: November 30, 2011.

In favor of Deutsche Bank Aktiengesellschaft:

Principal amount: €27,332,332.26 (€4,166,787.19)

Exchange risks: FF. 2,733,233.22 (€416,678.72)

Ancillaries: FF. 4,099,849.83 (€625,018.08)

Initial registration: 12/08/1992 vol. 92 v no. 8007 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6717.

Effective date: November 30, 2011.

In favor of Bayerische Vereinsbank BV France:

Principal amount: FF. 49,749,787.94 (€7,584,306.28)

Exchange risks: FF. 4,974,978.79 (€758,430.63)

Ancillaries: FF. 7,462,468.19 (€1,137,645.94)

Initial registration: 12/08/1992 vol. 92 v no. 8008 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6718.

Effective date: November 30, 2011.

In favor of Goldman Sachs Paris Inc et Cie:

Principal amount: FF. 50,370,711.98 (€7,678,965.54)

Exchange risks: FF. 5,037,071.19 (€767,896.55)

Ancillaries: FF. 7,555,606.79 (€1,151,844.83)

Initial registration: 12/08/1992 vol. 92 v no. 8009 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6719.

Effective date: November 30, 2011.

In favor of CFF:

Principal amount: FF. 52,696,330.66 (€8,033,503.82)

Exchange risks: FF. 5,269,633.06 (€803,350.38)

Ancillaries: FF. 7,904,449.59 (€1,205,025.57)

Initial registration: 12/08/1992 vol. 92 v no. 8010 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6720.

Effective date: November 30, 2011.

Description of the real estate property	Sureties and Beneficiaries

In favor of Crédit Suisse (France):

Principal amount: FF. 26,092,028.81 (€3,977,704.15)

Exchange risks: FF. 2,609,202.88 (€397,770.41)

Ancillaries: FF. 3,913,804.32 (€596,655.62)

Initial registration: 12/08/1992 vol. 92 v no. 8011 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6721.

Effective date: November 30, 2011.

In favor of Deutsche Bank Aktiengesellschaft:

Principal amount: FF. 52,692,228.16 (€8,032,878.40)

Exchange risks: FF. 5,269,222.81 (€803,287.84)

Ancillaries: FF. 7,903,834.22 (€1,204,931.76)

Initial registration: 12/08/1992 vol. 92 v no. 8012 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6722.

Effective date: November 30, 2011.

In favor of Deutsche Bank Aktiengesellschaft:

Principal amount: FF. 52,679,372.77 (€8,030,918.61)

Exchange risks: FF. 5,267,937.27 (€803,091.86)

Ancillaries: FF. 7,901,905.91 (€1,204,637.79)

Initial registration: 12/08/1992 vol. 92 v no. 8013 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6723.

Effective date: November 30, 2011.

In favor of Bank of America National Trust and Savings Association:

Principal amount: FF. 27,332,332.26 (€4,166,787.19)

Exchange risks: FF. 2,733,233.22 (€416,678.72)

Ancillaries: FF. 4,099,849.83 (€625,018.08)

Initial registration: 12/08/1992 vol. 92 v no. 8014 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6724.

Effective date: November 30, 2011.

In favor of Goldman Sachs Paris Inc et Cie:

Principal amount: FF. 52,692,228.16 (€8,032,878.40)

Exchange risks: FF. 5,269,222.81 (€803,287.84)

Ancillaries: FF. 7,903,834.22 (€1,204,931.76)

Initial registration: 12/08/1992 vol. 92 v no. 8015 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6725.

Effective date: November 30, 2011.

In favor of Deutsche Bank Aktiengesellschaft:

Principal amount: FF. 31,039,208.12 (€4,731,896.77)

Exchange risks: FF. 3,103,920.81 (€473,189.68)

Ancillaries: FF. 4,655,881.21 (€709,784.51)

Initial registration: 12/08/1992 vol. 92 v no. 8016 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6726.

Effective date: November 30, 2011.

Description of the real estate property	Sureties and Beneficiaries

In favor of Deutsche Bank Aktiengesellschaft:

Principal amount: FF. 95,909,385.01 (€14,621,291.49)

Exchange risks: FF. 9,590,938.50 (€1,462,129.15)

Ancillaries: FF. 14,386,407.75 (€1,204,931.76)

Initial registration: 12/08/1992 vol. 92 v no. 8017 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6727.

Effective date: November 30, 2011.

In favor of Deutsche Bank Aktiengesellschaft:

Principal amount: FF. 52,692,228.16 (€8,032,878.40)

Exchange risks: FF. 5,269,222.81 (€803,287.84 €)

Ancillaries: FF. 7,903,834.22 (€1,204,931.76)

Initial registration: 12/08/1992 vol. 92 v no. 8018 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6728.

Effective date: November 30, 2011.

In favor of Lazard Frères & Co. LLC:

Principal amount: FF. 26,127,288.30 (€3,983,079.42)

Exchange risks: FF. 2,612,728.83 (€398,307.94)

Ancillaries: FF. 3,919,093.24 (€597,461.92)

Initial registration: 12/08/1992 vol. 92 v no. 8019 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6729.

Effective date: November 30, 2011.

In favor of ING Bank N.V.:

Principal amount: FF. 27,332,332.26 (€4,166,787.19)

Exchange risks: FF. 2,733,233.22 (€416,678.72)

Ancillaries: FF. 4,099,849.83 (€625,018.08)

Initial registration: 12/08/1992 vol. 92 v no. 8020 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6730.

Effective date: November 30, 2011.

In favor of Crédit Industriel et Commercial:

Principal amount: FF. 52,692,228.16 (€8,032,878.40)

Exchange risks: FF. 5,269,222.81 (€803,287.84)

Ancillaries: FF. 7,903,834.22 (€1,204,931.76)

Initial registration: 12/08/1992 vol. 92 v no. 8021 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6731

Effective date: November 30, 2011.

Description of the real estate property	Sureties and Beneficiaries

In favor of Goldman Sachs Paris Inc et Cie:

Principal amount: FF. 52,692,228.16 (€8,032,878.40)

Exchange risks: FF. 5,269,222.81 (€803,287.84)

Ancillaries: FF. 7,903,834.22 (€1,204,931.76)

Initial registration: 12/08/1992 vol. 92 v no. 8022 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6732.

Effective date: November 30, 2011.

In favor of Banque Fédérative du Crédit Mutuel:

Principal amount: FF. 23,951,012.80 (€3,651,308.36)

Exchange risks: FF. 2,395,101.28 (€365,130.84)

Ancillaries: FF. 3,592,651.92 (€547,696.25)

Initial registration: 12/08/1992 vol. 92 v no. 8023 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6733.

Effective date: November 30, 2011.

In favor of Bank of America National Trust and Savings Association:

Principal amount: FF. 23,951,012.80 (€3,651,308.36)

Exchange risks: FF. 2,395,101.28 (€365,130.84)

Ancillaries: FF. 3,592,651.92 (€547,696.25)

Initial registration: 12/08/1992 vol. 92 v no. 8024 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6734.

Effective date: November 30, 2011.

In favor of BRED:

Principal amount: FF. 23,951,012.80 (€3,651,308.36)

Exchange risks: FF. 2,395,101.28 (€365,130.84)

Ancillaries: FF. 3,592,651.92 (€547,696.25)

Initial registration: 12/08/1992 vol. 92 v no. 8025 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6735.

Effective date: November 30, 2011.

In favor of Caisse Centrale des Banques Populaires:

Principal amount: FF. 47,382,204.62 (€7,223,370.53)

Exchange risks: FF. 4,738,220.46 (€722,337.05)

Ancillaries: FF. 7,107,330.69 (€1,083,505.58)

Initial registration: 12/08/1992 vol. 92 v no. 8026 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6736.

Effective date: November 30, 2011.

Description of the real estate property	Sureties and Beneficiaries

In favor of Deutsche Bank Aktiengesellschaft:

Principal amount: FF. 21,758,469.74 (€3,317,057.33)

Exchange risks: FF. 2,175,846.97 (€331,705.73)

Ancillaries: FF. 3,263,770.46 (€497,558.60)

Initial registration: 12/08/1992 vol. 92 v no. 8027 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6737.

Effective date: November 30, 2011.

In favor of The Bank of Nova Scotia:

Principal amount: FF. 96,250,000.00 (€14,673,217.91)

Exchange risks: FF. 9,625,000.00 (€1,467,321.79)

Ancillaries: FF. 14,437,500.00 (€2,200,982.69)

Initial registration: 12/08/1992 vol. 92 v no. 8028 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6738.

Effective date: November 30, 2011.

In favor of Deutsche Bank Aktiengesellschaft:

Principal amount: FF. 23,038,379.72 (€3,512,178.35)

Exchange risks: FF. 2,303,837.97 (€351,217.83)

Ancillaries: FF. 3,455,759.95 (€526,827.21)

Initial registration: 12/08/1992 vol. 92 v no. 8029 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6739.

Effective date: November 30, 2011.

In favor of Bayerische Vereinsbank Aktiengesellschaft (Bayerische Vereinsbank):

Principal amount: FF. 41,934,017.75 (€6,392,799.79)

Exchange risks: FF. 4,193,401.77 (€639,279.98)

Ancillaries: FF. 6,290,102.66 (€958,919.97)

Initial registration: 12/08/1992 vol. 92 v no. 8030 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6740.

Effective date: November 30, 2011

In favor of Crédit Suisse (Schweizerische Kreditanstalt):

Principal amount: FF 4,278,683.17 (€3,701,261.39)

Exchange risks: FF. 2,427,868.31 (€370,126.14)

Ancillaries: FF. 3,641,802.47 (€555,189.21)

Initial registration: 12/08/1992 vol. 92 v no. 8031 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6741.

Effective date: November 30, 2011

In favor of Bank of America National Trust and Savings Association:

Principal amount: FF. 23,038,379.72 (€3,512,178.35)

Exchange risks: FF. 2,303,837.97 (€351,217.83)

Ancillaries: FF. 3,455,756.95 (€526,826.75)

Initial registration: 12/08/1992 vol. 92 v no. 8032 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6742.

Effective date: November 30, 2011

Description of the real estate property	Sureties and Beneficiaries

In favor of Deutsche Bank Aktiengesellschaft:

Principal amount: FF. 23,083,468.17 (€3,519,052.04)

Exchange risks: FF. 2,308,346.81 (€351,905.20)

Ancillaries: FF. 3,462,520.22 (€527,857.80)

Initial registration: 12/08/1992 vol. 92 v no. 8033 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6743.

Effective date: November 30, 2011

In favor of Lazard Frères & Co LLC:

Principal amount: FF. 24,243,423.68 (€3,695,886.11)

Exchange risks: FF .424,342.36 (€369,588.61)

Ancillaries: FF. 3,636,513.55 (€554,382.92)

Initial registration: 12/08/1992 vol. 92 v no. 8034 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6744.

Effective date: November 30, 2011

In favor of INB NV:

Principal amount: FF. 23,038,379.72 (€3,512,178.35)

Exchange risks: FF. 2,303,837.97 (€351,217.83)

Ancillaries: FF. 3,455,756.95 (€526,826.75)

Initial registration: 12/08/1992 vol. 92 v no. 8035 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6745.

Effective date: November 30, 2011

In favor of Deutsche Bank Aktiengesellschaft:

Principal amount: FF. 23,083,468.17 (€3,519,052.04)

Exchange risks: FF. 2,308,346.81 (€351,905.20)

Ancillaries: FF. 3,462,520.22 (€527,857.80)

Initial registration: 12/08/1992 vol. 92 v no. 8036 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6746.

Effective date: November 30, 2011

In favor of Citibank N.A:

Principal amount: FF. 65,469,896.25 (€9,980,821.34)

Exchange risks: FF. 6,546,989.62 (€998,082.13)

Ancillaries: FF. 9,820,484.43 (€1,497,123.20)

Initial registration: 12/08/1992 vol. 92 v no. 8037 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6747.

Effective date: November 30, 2011

Description of the real estate property	Sureties and Beneficiaries

In favor of Bank of Scotland:

Principal amount: FF. 65,469,896.25 (€9,980,821.34)

Exchange risks: FF. 6,546,989.62 (€998,082.13)

Ancillaries: FF. 9,820,484.43 (€1,497,123.20)

Initial registration: 12/08/1992 vol. 92 v no. 8038 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6748.

Effective date: November 30, 2011

In favor of The Asashi Bank Ltd:

Principal amount: FF. 65,469,896.25 (€9,980,821.34)

Exchange risks: FF. 6,546,989.62 (€998,082.13)

Ancillaries: FF. 9,820,484.43 (€1,497,123.20)

Initial registration: 12/08/1992 vol. 92 v no. 8039 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6749.

Effective date: November 30, 2011

In favor of The Tokai Bank Ltd (Kabushiki Kaisha Tokai Ginko):

Principal amount: FF. 65,469,896.25 (€9,980,821.34)

Exchange risks: FF. 6,546,989.62 (€998,082.13)

Ancillaries: FF. 9,820,484.43 (€1,497,123.20)

Initial registration: 12/08/1992 vol. 92 v no. 8040 – Me ASSO.

(conventional mortgage including extension of pledge) and

12/04/1992 - Me SAVARY.

Renewal: July 11, 1997 vol. 97v no. 6750.

Effective date: November 30, 2011

In favor of CDC:

Initial registration: 12/08/1992 vol.92 v no. 8086.

Conventional mortgage including allocation additional to that of

11/24/1989 and 03/08/1990 and extension of pledge of 12/04/1992

 – Me Lacourte – vol.2075 no. 137.

1st Renewal: July 11, 1997 vol. 97v no. 6870.

Effective date: December 31, 2019.

2nd Renewal: March 10, 2000 vol. 2000v no. 2618 – Me Vincent

Effective date: 11/01/2025.

•                  Generally, certain categories of movable property assets of non-material value contributed by Euro Disney S.C.A. to EDA are burdened by security interests that were granted in the normal course of business and on customary terms.

Exhibit 2.2

Interim accounts as of June 30, 2004

LIABILITIES

Amounts
(in €million)
A) BONDS REDEEMABLE IN SHARES

The bonds redeemable in shares amount as of June 30, 2004 to:	153.9

including a principal amount of €152.4 million and accrued interest of €1.5 million paid on July 11, 2004.

B) PROVISIONS FOR RISKS AND CHARGES

Provisions for risks and charges amount as of June 30, 2004 to:	88.9

C) BORROWINGS AND FINANCIAL DEBT

The borrowings and financial debt contracted by the Contributing Company with banks, credit institutions and The Walt Disney Company, as described in Exhibit 2.2(a) hereunder, amount as of June 30, 2004 to	867.8

D) SHORT-TERM DEBT VIS-À-VIS RELATED COMPANIES

Short-term debt vis-à-vis companies related to the Contributing Company, as this debt is described in Exhibit 2.2(b) hereunder, amount as of June 30, 2004 to	97.7

E) ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The accounts payable consist as of June 30, 2004 of:

Suppliers and related accounts	89.5

Payroll and employee benefits	65.3

A description of the employees assigned to the Contributed Business is attached at Exhibit 2.2(c).

Taxes, other than VAT	3.1

VAT	3.2

Total accounts payable and accrued liabilities	161.1

Amounts
(in €million)
F) OTHER LIABILITIES

Other liabilities amount as of June 30, 2004 to	16.7

G) DEFERRED REVENUES

Deferred revenues as of June 30, 2004 to	65.8

TOTAL LIABILITIES	1,451.9

Exhibit 2.2(a)

Borrowings and financial liabilities

(In €million)	As of June 30, 2004

CDC Phase I loans (a)	168.9
CDC Walt Disney Studios Park loans (b)	381.1
Phase IA credit facility (c)	108.2
TWDC Line of Credit (d)	125.0
Other	0.3
783.5
Accrued interest	84.3
867.8

(a)                               Caisse des Dépôts et Consignations (“CDC”) Phase I loans

In the context of the initial financing and the 1994 financial restructuring, Euro Disney S.C.A. borrowed from the CDC €40.6 million senior debt and €128.3 million subordinated debt.  The senior debt is secured by mortgages on the Disneyland Park, Disneyland Hotel, Davy Crockett Ranch, other related facilities and the underlying land thereof.  The subordinated debt is unsecured.  The loans originally bore interest at a fixed yearly rate of 7.85%; however, effective September 30, 1999, the terms of these loans were modified so as to (i) reduce the fixed interest rate to 5.15% per annum, (ii) defer principal repayments and (iii) extend the final maturity date from fiscal year 2015 to fiscal year 2024.  At June 30, 2004 accrued interest related to these loans was €18.1 million.

(b)                               CDC Walt Disney Studios Park loans

On September 30, 1999, Euro Disney S.C.A. entered into a credit agreement with the CDC to provide €381.1 million of subordinated loans to finance a portion of the construction costs of Walt Disney Studios Park.  The credit agreement includes four loan tranches, two of €76.2 million each, maturing in fiscal years 2015 and 2021, respectively and two of €114.3 million each, maturing in fiscal years 2025 and 2028, respectively. The loans were fully drawn during fiscal year 2001 in connection with the construction of Walt Disney Studios Park.  The loans bear interest at a fixed rate of 5.15% per annum, unless interest or principal payments were to be deferred under the provisions of the loans, during which time the interest rate on the deferred amounts is EURIBOR plus 200 basis points or 5.15%, whichever is greater.  The timing of interest payments depends on the amount of Euro Disney S.C.A.’s surpluses in cash at each scheduled annual repayment date. The annual interest payments due as of December 31, 2001, 2002 and 2003 in the total amount of €57.2 million have been deferred in accordance with these provisions of the loans.  On June 30, 2004, accrued interest on these loans was €67.7 million, including the deferred interest as described above.

(c)           Phase IA credit facility

In the context of the initial financing of the Phase IA installations and the 1994 financial restructuring, Euro Disney S.C.A. entered into a Phase IA credit facility with a syndicate of international banks under which it borrowed €148.6 million.  The obligations under this credit facility are secured by mortgages on the Disneyland Park, the Disneyland Hotel, the Davy Crockett Ranch, other related facilities and the underlying land thereof.  Principal repayments commenced in fiscal year 2000 with final repayment in fiscal year 2009.  From October 1, 1996 to September 30, 2003, the loans bore interest at EURIBOR plus 1.28%. From October 1, 2003, the margin has been decreased and the applicable rate is EURIBOR plus 1%.

(d)          TWDC Line of Credit

As part of the 1994 financial restructuring, TWDC made available a subordinated unsecured €167.7 million standby revolving credit facility to the Euro Disney Group, which bears interest at EURIBOR and was scheduled to mature in June 2004.  As part of Euro Disney S.C.A.’s financial renegotiations, the maturity date of this line of credit has been extended to the fifth business day following September 30, 2004.

Exhibit 2.2(b)

Short-term debt vis-à-vis related companies

(In €million)	As of June 30, 2004

EDA (a)	32.8
Euro Disney S.A.S. (b)	15.6
The Walt Disney (Netherlands) B.V. (c)	32.7
Val d’Europe Promotions S.A.	14.2
Others	2.4

All amounts are due within one year.

(a)           EDA:  The debt due to EDA is comprised of the rent payable pursuant to the Sublease.

(b)           Euro Disney S.A.S.:  This debt corresponds to costs borne by Euro Disney S.A.S., the manager of the Contributing Company, on behalf of the Contributing Company and its subsidiaries, for royalties and management fees and other costs associated with the operation of the Resort and with the construction of Walt Disney Studios Park.

(c)           The Walt Disney Company (Netherlands) B.V.:  Euro Disney S.C.A. pays royalties to The Walt Disney Company (Netherlands) B.V. (a wholly-owned indirect subsidiary of TWDC) pursuant to an agreement which allows Euro Disney S.C.A. to use current or future intellectual and industrial property rights held by TWDC and which are related to the attractions and other installations of the site.  Euro Disney S.C.A. is also authorized to sell goods using intellectual property rights held by TWDC.

Exhibit 2.2(c)

Employees

The weighted-average number of employees employed by the Contributing Company as of June 30, 2004 is as follows:

as of June 30, 2004

Executives	2,308
Non-executives	10,103
12,411

Exhibit 2.2(d)

Off-balance sheet commitments and contingent liabilities of the Contributing Company as of June 30, 2004

Undertakings relating to the Disneyland Park (Phase IA):

In 1989, various agreements have been entered into between Euro Disney S.C.A. and Euro Disneyland S.N.C. for the construction of and the funding of the Disneyland Park. As a result, all the existing assets of the Disneyland Park as of its opening date (i.e., April 12, 1992) as well as the lands on which those assets are located were sold by Euro Disney S.C.A. to Euro Disneyland S.N.C, and then leased to Euro Disney S.C.A. pursuant to a lease agreement.

As part of the 1994 financial restructuring, Euro Disney S.C.A. cancelled the initial lease agreement with Euro Disneyland S.N.C. and entered into new agreements.

Since June 30, 1994, Euro Disneyland SNC, which owns the Disneyland Park, has, pursuant to a lease agreement (the “Lease”), leased it to EDA which subleased the Disneyland Park to Euro Disney S.C.A. pursuant to a sublease agreement (the “Sublease”).  The Lease shall terminate when the loans subscribed by Euro Disneyland SNC in connection with the financing (as restructured in 1994, 1999 and in 2004), of the Disneyland Park (including interest thereon) are repaid in full.  The Sublease has a 12-year term, at the end of which Euro Disney S.C.A. shall have the option to substitute itself for EDA in EDA’s leasehold position upon payment of an amount of approximately €78.7 million.  If Euro Disney S.C.A. does not exercise this substitution option, EDA will be able to continue to lease the Disneyland Park and shall benefit from an option to purchase it for an amount equivalent to the Euro Disneyland SNC’s outstanding debt.  Alternatively, EDA will be able to terminate the Lease, in which case EDA would have to pay Euro Disneyland SNC an amount equal to 75% of the outstanding debt of Euro Disneyland SNC.  In such a case, EDA will be able to sell or lease the Disneyland Park on behalf of Euro Disneyland SNC, in order to repay the remaining outstanding loans, with any excess proceeds payable to the benefit of EDA.  Rentals due under the Sublease are 0.50% greater than those paid under the Lease.

As mentioned above, in order to comply with the principles of the 1994 financial restructuring plan and to be in a position to continue to operate the Disneyland Park, Euro Disney S.C.A. would have to pay, on June 30, 2006, €78.7 million to EDA to be substituted in its rights under the Lease.

The Contribution is designed to allow Euro Disney S.C.A. to participate in the continued operation of the Disneyland Park through EDA (which, as a result of the Contribution, shall become its subsidiary) without having to pay amounts that would otherwise be payable to EDA in order to accomplish that result.

As of October 1, 2004, the value of Euro Disney S.C.A.’s undertakings assumed under the agreements (Sublease/Lease) relating to the Magic Kingdom Park will be as follows:

(€ in million)
Obligation to repay debt of Euro Disneyland S.N.C.	1,734.9
Less: Real value of subleased assets	924.6
Value of the undertakings relating to the Magic Kingdom Park	810.3

Euro Disney Group Retirement Indemnity Obligation

Retirement indemnities paid under the Euro Disney Group’s collective bargaining agreement are expensed as paid.

A new collective bargaining agreement became effective in April 2001, which among other things increased the retirement benefits provided by the Euro Disney Group to its employees.  Under this agreement, a retirement indemnity ranging from one-half of a month to 3 months of gross wages is provided to employees who retire from the Euro Disney Group at the age of 60 or older after completing at least 1 year of employment.

As of October 1, 2004, the amount of future commitments with respect to these retirement indemnities will be equal to €8.6 million.

Contingent Liabilities that will be transferred to the Beneficiary:

Fiscal Year 2003 Royalties and Management Fees Waiver – Return to Better Fortune

On March 28, 2003, TWDC agreed to waive royalties and management fees due to it for the second, third and fourth quarters of fiscal year 2003. For the fiscal year 2003, royalties and management fees amounted to €5.6 million and €2.5 million, respectively, reflecting a total waiver of €24.6 million.  The waived amount may in the future become payable if and to the extent that income before lease and financial charges excluding depreciation and amortization for any year from fiscal year 2004 through fiscal year 2008 exceeds €450 million.  TWDC further agreed that fiscal year 2004 royalties will be paid on a fiscal year-end basis rather than quarterly.

Development Fee

As part of the terms of the 1994 financial restructuring, Euro Disney S.C.A. was required to pay a one-time development fee of €182.9 million to TWDC upon the satisfaction of certain conditions, including conditions relating to financing of Walt Disney Studios Park.  In order to obtain the approval from the lenders for the financing of the Walt Disney Studios Park, TWDC agreed to amend the terms and conditions of the development fee so that it will not be due until future events occur, including the repayment of the existing bank debt of Euro Disney S.C.A. and of the CDC Walt Disney Studios Park loans and the achievement by the Euro Disney Group of specified cash flow levels.

Exhibit 3.4

List of the main properties, rights (including authorizations and third party commitments) and agreements identified as of the date of this agreement included in the Contributed Business and the transfer of which requires or may require the consent of a third party

Description	Relevant Authorities and/or Regimes	Details of Implementation

MAINTENANCE
Sailing License (Molly Brown ; Mark Twain ; Coyotte ; Racoon)	Service Navigation de la Seine, Commission de surveillance de Paris	Application for a license for the new manager

Registration Certificates for River boats (Molly Brown ; Mark Twain ; Coyotte ; Racoon)	Ministère de l’Aménagement du territoire, de l’Equipement et des transports, Subdivision de la réglementation et surveillance des bateaux	Application for new certificates bearing the name of the new manager

ANIMALS
Notices, re: opening of an equestrian establishment and licence for horse rentals (professional cards): • Cheyenne • Ranch	Service Régional des Haras, Haras National des Bréviaires	Change the name of the manager on the professional card

SECURITE (Préfecture de Seine-et-Marne)
AUTHORIZATION TO OPERATE A SECURITY FIRM	Administrative regulation (ARRETE PREFECTORAL) N° 92 DAGR 3PG 37	New administrative regulation

AUTHORIZATION TO OPERATE SECURITY SYSTEMS FOR THE FOLLOWING LOCATIONS :
1) CENTRAL SECURITY SYSTEM FOR THE DISNEYLAND PARIS PARK
2) AUTONOMOUS SECURITY SYSTEMS IN THE PARK :
PARADE ROUTE
FANTASYLAND INSTALLATIONS
DISCOVERYLAND INSTALLATIONS
FRONTIERLAND INSTALLATIONS
ADVENTURELAND INSTALLATIONS
3) AUTONOMOUS SYSTEMS OUTSIDE THE PARK :
GOLF
SECURITY POST OF THE NEW YORK
HOTEL
SECURITY POST OF THE SÉQUOIA
LODGE HOTEL

	Administrative regulation (ARRETE PREFECTORAL) N° 97 DAGR 3PG 387	New administrative regulation

AUTHORIZATION TO ADD 5 INSIDE PERMANENT VIDEO CAMERAS ON THE « NAUTILUS » INSTALLATION	Administrative regulation (ARRETE PREFECTORAL) N° 2002 DRLP 3PA 16 Modification of the administrative regulation (ARRÊTÉ PRÉFECTORAL) N° 97 DAGR 3PG 387	New administrative regulation

AUTHORIZATION TO OPERATE A SECURITY SYSTEM ON « PARADE DU PARC D’ANIMATIONS DE DISNEYLAND PARIS – DISNEY STUDIO »	Administrative regulation (ARRETE PREFECTORAL) N° 2002 DRLP 3PA 331	New administrative regulation

LICENSES TO SELL ALCOHOLIC BEVERAGES
WDS PARK		Ownership change: new license
DAVY CROCKETT RANCH		Ownership change: new license
GOLF		Ownership change: new license
REQUESTS FOR LATE OPENING HOURS	Are linked to the licenses to sell alcoholic beverages	Id.

TRAVEL AGENCY
TRAVEL AGENT LICENSE	Préfecture de Seine-et-Marne	Request for keeping the license
AUTHORIZATION	Préfecture de Seine-et-Marne	Id.

DOUANES
Proxy and certificates of origin to carry out exportations of goods	Commerce and Industry Chamber of Meaux	Notice letter+ New proxy and new certificates
Proxy from Customs for imports and exports	Direction régionale des douanes de Paris-Est	Notice letter + new proxy
Guaranty for intra-EU exchanges	Recette régionale des douanes et droits indirects à Torcy	Notice letter + new guaranty
Guaranteed submission for collection credits and credit linked to various operations	Recette régionale des douanes et droits indirects à Torcy	Notice letter + new guaranteed submission

TRANSPORTS

Réseau flotte des véhicules

•      Authorization to operate bus lines

•      Sacem duty (bus)

•      Vehicle Registration fees (green licence tags, cartes grises and cartes violettes for buses)

•      Filing for payment of the taxe à l’essieu (TVTS)

	DDE Seine-et-Marne	New authorizations
Transport Development license	DDE Seine-et-Marne	New authorization

REAL ESTATE
CDEC	CCI Meaux	Authorization for the AEC of the future « World of Disney » shop

DECLARATIONS D’INTENTION D’ALIENER :

the Company’s assets located in the towns of Bailly Romainvilliers, Magny and Serris :

Bailly :

•      Golf course

•      Davy Crockett Ranch

Magny :

•      Golf

•      Land of the hotels of Val de France

Serris :

•      Land of the Shopping Centerl

	SAN	Authorization

SHOWS
License to perform Performing Arts	Direction Régionale des Affaires Culturelles (DRAC)	Administrative regulation, re: withdrawal of prior license and new administrative regulation to grant a new license

List of the main properties, rights (including authorizations and third party commitments) and agreements identified as of the date of this agreement included in the Contributed Business and the transfer of which requires or may require the consent of a third party

N°	Execution Date	Parties	Name of the agreement	Subject matter of the agreement
1	03/24/1987	ED SCA and Etat Région IDF Département RATP EPAMarne EPAFrance	Agreement for the creation and operations of the Euro Disneyland (Convention pour la creation et l’exploitation d’Euro Disneyland)
2	03/25/2004 04/08/2004	ED SCA and Directeur Territorial de l’Office National des Forêts Directeur Départemental des Services Fiscaux de Seine-et-Marne

Agreement, re: land occupancy, installations and maintenance of a forest acrobatic course (Convention portant autorisation d’occupation de terrain, d’installation et de maintien d’un parcours acrobatique forestier)

3	10/23/2001	ED SCA and SAN du Val d’Europe	Convention de rejet des eaux pluviales BEP4	Agreement, re: rejection of the rain water from Theme Parks I and II in the reservoir built and managed by the SAN of the Val d’Europe
4	12/15/1999 04/02/2004	ED SCA and EPAFrance	Agreement for temporary occupancy (Convention d’occupation précaire)	Re : Pépinière Est Venturi area (Parking lot)
5	12/04/1997	ED SCA and EPAFrance	Agreement for temporary occupancy (Convention d’occupation précaire)	Re : Temporary parking of the Centre de Congrès
6	07/14/1990 12/31/2003	ED SCA and EPAFrance	Agreement for temporary occupancy (Convention d’occupation précaire)	Re : Water amusement park, gardens and building site (Coteba, building site offices)
7	08/09/1996 12/31/2003	ED SCA and EPAFrance	Agreement for temporary occupancy (Convention d’occupation précaire)	Re : Frame agreement of Centre de Congrès (+ North triangle)
8	08/10/2000	ED SCA and EPAFrance	Agreement for temporary occupancy (Convention d’occupation précaire)	Re : Access route to the Davy Crockett Ranch
9	05/02/1996 04/02/2004	ED SCA and EPAFrance	Agreement for temporary occupancy (Convention d’occupation précaire)	Re : Horse park of the Davy Crockett Ranch
10	03/10/1999 01/21/2004	ED SCA and EPAFrance	Agreement for temporary occupancy (Convention d’occupation précaire)	Re : Dome of the Disney Village
11	05/02/1996 10/29/2003	ED SCA and EPAFrance	Agreement for temporary occupancy (Convention d’occupation précaire)	Re : Temporary Parking Venturi Area 1
12	09/26/2001	ED SCA and EPAFrance	Agreement for temporary occupancy (Convention d’occupation précaire)	Re : Building site ES1.4 Lot on ES1.3 lot

N°	Execution Date	Parties	Name of the agreement	Subject matter of the agreement
13	11/06/2003	ED SCA and EPAFrance	Agreement for temporary occupancy (Convention d’occupation précaire)	Re : Manchester United Soccer School
14	05/30/1994	ED SCA and Yann Arthus-Bertrand	Order confirmation (photograph contract)	Report N° 9405810 Re : Helicopter shot of the area
15	05/09/1994	ED SCA and Jacques Denarnaud	Order confirmation (photograph contract)	Report N° 9405805 Re : Shot of children in the park
16	05/09/1994	ED SCA and Patrick Jacob	Order confirmation (photograph contract)	Report N° 9405803 Re : Shots of hotels
17	05/28/1994	ED SCA and Christophe Boisvieux	Order confirmation (photograph contract)	Report N° 9405802 Re : Shots of parades and park atmospheres
18	02/05/2002 02/18/2002	ED SCA and Eric Cuvillier	Bordereaux contract n°024103, 024104 and 024102 (photograph contract)	Reports : 02.02.434 ; 01.11.422 and 02.02.435 Re : Shots of hotels
19	08/31/1996	ED SCA and Agency CUTE	Invoice n° 96361 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING: BEAUTY SHOTS SHOWS 96 N° 96.08.803
20	08/01/1997	ED SCA and Agency CUTE	Invoice n° 97352 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : BEAUTY SHOTS SUMMER 97 N° 97.07.604
21	02/20/1999	ED SCA and Agency CUTE

Contrats de mise à disposition :

-       n° 003544 with M. SAMBOURG

-       n° 003564 with J. KNAFO

-       n° 003545 with M. FORMONT

Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)

SHOOTING : BEAUTY SHOTS “SVP HONEY” N° 98.12.009
22	03/22/1999	ED SCA and Agency FRIMOUSSE	Invoice n° 08485 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : BEAUTY SHOTS “SVP HONEY” N° 98.12.009
23	10/31/2000	ED SCA and Agency FRIMOUSSE	Invoice n° 10500 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : BEAUTY SHOTS “HALLOWEEN” N° 00.10.001

N°	Execution Date	Parties	Name of the agreement	Subject matter of the agreement
24	01/15/2001	ED SCA and Agency CUTE	Invoice n° 21011 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : BEAUTY SHOTS “NOEL” N° 00.11.010
25	01/10/2001	ED SCA and Agency FRIMOUSSE	Invoice n° 10755 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : BEAUTY SHOTS “NOEL” N° 00.11.010
26	02/22/2002	ED SCA and Agency CUTE	Invoice n° 22080 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : BEAUTY SHOTS “ART OF DISNEY ANIMATION & ARMAGEDON” N° 02.01.002
27	12/31/2003	ED SCA and Agency FRIMOUSSE	Invoice n° 13847 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : BEAUTY SHOTS “HALLOWEEN FILM PRODUCT FY 04” SHOTS N° 03.09.007
28	10/20/2003	ED SCA and Agency NEW KID’S

Fax agreement, re: assignment of rights (Accord sur la cession de droits par échange de fax)

Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)

SHOOTING : BEAUTY SHOTS “HALLOWEEN FILM PRODUCT FY 04” N° 03.09.007
29	09/11/2001 05/11/2004	ED SCA and Agency CUTE	Invoice n° 21548 Invoice n°24255 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 95.10.410
30	01/01/2000	ED SCA and Agency FRIMOUSSE	Invoice n° 9555 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 99.09.407
31	02/29/2000	ED SCA and Agency FRIMOUSSE	Invoice n° 9642 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 00.03.401

N°	Execution Date	Parties	Name of the agreement	Subject matter of the agreement
32	03/17/2000	ED SCA and Agency CUTE	Invoice n° 20107 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 00.03.412
33	07/28/2000	ED SCA and Agency FRIMOUSSE	Invoice n° 10211 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 00.07.402
34	08/10/2000	ED SCA and Agency FRIMOUSSE	Invoice n° 10230 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 00.08.402
35	08/31/2000	ED SCA and Agency CUTE	Invoice n° 20508 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 00.08.413
36	09/29/2000	ED SCA and Agency CUTE	Invoice n° 20575 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 00.09.419
37	12/21/2001	ED SCA and Agency CUTE	Invoice n° 21783 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 01.01.402
38	11/30/2001	ED SCA and Agency FRIMOUSSE	Invoice n° 11747 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 01.01.402
39	04/13/2001	ED SCA and Agency CUTE	Invoice n° 21229 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 01.02.408
40	03/30/2001	ED SCA and Agency FRIMOUSSE	Invoice n° 11005 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 01.02.408
41	09/25/2001	ED SCA and Agency CUTE	Invoice n° 21585 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 01.03.409

N°	Execution Date	Parties	Name of the agreement	Subject matter of the agreement
42	04/27/2001	ED SCA and Agency FRIMOUSSE	Invoice n° 11087 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 01.04.408
43	04/12/2001	ED SCA and Agency FRIMOUSSE	Invoice n° 11088 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 01.04.411
44	06/20/2001	ED SCA and Agency FRIMOUSSE	Invoice n° 11268 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 01.06.404
45	08/29/2001	ED SCA and Agency FRIMOUSSE	Invoice n° 11482 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 01.08.407
46	08/22/2001	ED SCA and Agency FRIMOUSSE	Invoice n° 11456 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 01.08.408
47	10/30/2001	ED SCA and Agency FRIMOUSSE	Invoice n° 11652 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 01.10.419
48	11/30/2001	ED SCA and Agency CUTE	Invoice n° 21731 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 01.11.405
49	01/31/2002	ED SCA and Agency FRIMOUSSE	Invoice n° 11913 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 02.01.403
50	03/15/2002	ED SCA and Agency CUTE	Invoice n° 22143 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 02.01.416
51	01/31/2002	ED SCA and Agency FRIMOUSSE	Invoice n° 11914 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 02.01.416

N°	Execution Date	Parties	Name of the agreement	Subject matter of the agreement
52	02/28/2002	ED SCA and Agency FRIMOUSSE	Invoice n° 11988 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 02.02.401
53	03/15/2002	ED SCA and Agency CUTE	Invoice n° 22141 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 02.02.401
54	02/02/2002 02/13/2002	ED SCA and Agency FRIMOUSSE	Invoice n° 11939 Invoice n° 11931 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 02.02.406
55	02/28/2002	ED SCA and Agency CUTE	Invoice n° 11988 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 02.02.406
56	02/13/2002	ED SCA and Agency FRIMOUSSE	Invoice n° 11945 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 02.02.407
57	03/15/2002	ED SCA and Agency CUTE	Invoice n° 22140 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 02.02.407
58	02/20/2002 02/28/2002	ED SCA and Agency FRIMOUSSE	Invoice n° 11950 Invoice n° 11987 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 02.02.420
59	05/22/2002	ED SCA and Agency CUTE	Invoice n° 22261 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 02.04.411
60	06/17/2002	ED SCA and Agency REGARD’S SARL	Order n° CD 4500048828 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 02.06.403

N°	Execution Date	Parties	Name of the agreement	Subject matter of the agreement
61	07/04/2002	ED SCA and Agency FRIMOUSSE	Invoice n° 12347 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 02.07.401
62	07/15/2002	ED SCA and Agency FRIMOUSSE	Invoice n° 12373 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 02.07.402
63	07/11/2002	ED SCA and Agency CUTE	Invoice n° 22377 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 02.07.402
64	07/15/2002	ED SCA and Agency FRIMOUSSE	Invoice n° 12572 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 02.09.401
65	09/30/2002	ED SCA and Agency FRIMOUSSE	Invoice n° 12588 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 02.10.402
66	09/30/2002	ED SCA and Agency CUTE	Invoice n° 22531 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 02.10.402
67	11/29/2002	ED SCA and Agency FRIMOUSSE	Invoice n° 12741 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 02.11.405
68	01/02/2003	ED SCA and Agency NEW KIDS AGENCY	Order n° CD 4500066160 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 02.11.405
69	12/16/2002	ED SCA and Agency CUTE	Invoice n° 22670 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 02.11.410
70	12/27/2002	ED SCA and Agency NEW KIDS AGENCY	Order n° CD 4500065859 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 02.11.410

N°	Execution Date	Parties	Name of the agreement	Subject matter of the agreement
71	12/27/2002	ED SCA and Agency FRIMOUSSE	Order n° CD 4500065856 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 02.11.410
72	03/28/2003	ED SCA and Agency CUTE	Invoice n° 23153 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 03.03.407
73	04/30/2003	ED SCA and Agency PEOPLE INTERNATIONAL	Invoice n° FA 230583 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 03.04.401
74	07/07/2003	ED SCA and Agency FRIMOUSSE	Invoice n° 13346 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 03.07.403
75	07/23/2003	ED SCA and Agency FRIMOUSSE	Invoice n° 13379 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 03.07.404
76	07/26/2003	ED SCA and Agency PEOPLE INTERNATIONAL	Invoice n° FA 230961 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 03.07.412
77	03/11/2004	ED SCA and Agency CUTE	Invoice n° 2412 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 03.08.406
78	08/05/2003	ED SCA and Agency FRIMOUSSE	Invoice n° 13476 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 03.08.406
79	11/05/2003	ED SCA and Agency REGARD’S SARL	Order n° CD 4500087766 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 03.10.417
80	11/05/2003	ED SCA and Agency PEOPLE KIDS	Order n° CD 4500087778 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 03.10.417

N°	Execution Date	Parties	Name of the agreement	Subject matter of the agreement
81	04/16/2004	ED SCA and Agency NEW KIDS AGENCY	Invoice n° FA 232168 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 03.10.420
82	03/05/2004	ED SCA and Agency FRIMOUSSE	Invoice n° 14082 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 03.10.420
83	12/17/2003	ED SCA and Agency FRIMOUSSE	Invoice n° 13813 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 03.12.405
84	12/31/2003	ED SCA and Agency FRIMOUSSE	Invoice n° 13855 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 03.12.414
85	01/14/2004	ED SCA and Agency FRIMOUSSE	Order n° CD 4500093119 Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 04.01.402
86	07/13/2004	ED SCA and Agency ANIMUS AGENCE TEEN	Invoice n° N/A Children Modeling Contract - assignment of rights of image use (Contrat mannequins enfants - cession de droits à l’image)	SHOOTING : N° 04.07.407
87	01/31/1991	ED SCA and AGENCE FRANCE PRESSE	Software License Agreement (Contrat de licence de logiciel)	Software to receive stories from the Agence France Presse
88	04/03/1996	ED SCA and Novell	Corporate license agreement	Re : Novell operating system Software license
89	11/26/1998	ED SCA and PEREGRINE System SA	Contrat de licence d’utilisation du progiciel Apsylog	User’s license of Apsylog software package
90	???	ED SCA and ADOBE SOFTWARE IRELAND LTD	License Agreement (manque version signée du contrat)	Re : Adobe software
91	03/22/2004	ED SCA and ADOBE SYSTEMS SOFTWARE IRELAND LIMITED	Contract with no specific name	Re : Adobe Software and Adobe system maintenance
92	01/18/1993	ED SCA and Transpac

Tedeco Contract

Re : Transpac Software License
93	12/28/2001	ED SCA and SAP France SA	Software Package license agreement, re: right of use and servicing (Contrat de droit d’utilisation et maintenance de progiciel)

Re : SAP Software package

N°	Execution Date	Parties	Name of the agreement	Subject matter of the agreement
94	-	ED CSA and OUROUMOFF INFORMATIQUE SYNFORM SA		Re : Run time Oracle Software maintenance services
95	09/25/1997	ED SCA and Microsoft France	Microsoft license frame agreement (Contrat-cadre de licence Microsoft)
96	05/01/2002	ED SCA and Kellogg’s	Participant Agreement
97	09/18/2000	ED SCA and Hasbro	Participant Agreement
98	04/12/2002	ED SCA and General Motors	Participant Agreement
99	07/01/2002	ED SCA and Esso SA	Participant Agreement
100	04/12/2002	ED SCA and Nestlé France	Participant Agreement
101	01/01/2002	ED SCA and Eastman Kodak SA	Participant Agreement
102	11/15/2002	ED SCA and GIE ELIS	Agreement, re: rental and dry-cleaning of textile products (Contrat de location-entretien d’articles textiles, blanchissage et/ou nettoyage à sec de vêtements et costumes)
103	08/28/2000	ED SCA and BNP Paribas Lease Group	Rental agreement, re: Renault buses (Contrat de location de véhicules Autocars Renault)
104	01/11/2002	ED SCA and Planet Academy	Assignment of intellectual property rights, re: scenario and derivative rights (Cession de droits sur le scénario et droits derives)	Re : Stunt Show
105	01/31/2002	ED SCA and GUILLAUME ZUBLENA Peninsula Films	Assignment of related rights (Cession de droits voisins)	Re : Interpretation Actor Movie « Stunt Show »
106	09/15/2003	ED SCA and CFC

Assignment contract, re: reproduction and performance of copyrighted works – overview of electronic ads shown on the internet (Contrat d’autorisation de reproduction et de représentation d’œuvres protégées – panorama de presse electronique diffusé sur Intranet)

107	09/25/1996	ED SCA and SNCF European Passenger Services Ltd	Agreement EUROSTAR (Protocole d’Accord EUROSTAR)	Re : Travel Alliance (promotion)

N°	Execution Date	Parties	Name of the agreement	Subject matter of the agreement
108	04/07/1999	ED SCA and Sitel	Agreement	Re : UK Call Center services
109	10/01/2003	ED SCA and Insurance policy	Police Individuelle Accident Club Dingo + Fun Run N° 4.083.304	Insurance policy, re: accidents to occur at Club Dingo + Fun Run
110	01/01/2004	ED SCA and Insurance policy	Police MRH Résidences CM N°2010204004	Insurance policy, re: MRH Residences CM
111	04/01/2004	ED SCA and Insurance policy	Police Flotte Auto N°53788432M	Auto Insurance policy
112	02/01/2004	ED SCA and Insurance policy	Police Marchandises transportées N° 353482	Insurance policy, re: transport of goods
113	04/01/2004	ED SCA and Insurance policy	Police D&O N° 7900188 N° RD0081948513 N° 41303121820 N° 240838001	Insurance policy D&O
114	10/01/2003	ED SCA and Insurance policy	Police Fraude N° 2200139	Insurance policy against fraud
115	01/01/2002	ED SCA and Insurance policy	Police RC décennale N° 72286884	Civil liability insurance policy
116	04/23/2004	ED SCA and Insurance policy	Police Cast Member Assistance N° 5000026*98
117	02/01/2004	ED SCA and Assureur	Police Individuelle Accident (UK) N° PA03547	Civil liability insurance policy (UK)
118	04/12/2004	ED SCA and Assureur	Police Risques spéciaux N° 702067	Insurance policy, against specific casualties
119	01/01/2004	ED SCA and Assureur	Police annulation WWS N° 10062741	WWS cancellation policy
120	01/01/2004	ED SCA and Assureur	Police MRH Expatriés N°6912740K	MRH expatriate policy
121	10/01/2003	ED SCA and Assureurs	Police RC N° 86018467 -N° 86018468 N° FN0092 – FR00003079LI N° 73511985 N° RF72000357	Civil liability insurance policy
122	10/01/2003	ED SCA and Assureur	Police RC Produits Vekoma N° 86121482	Vekoma Products insurance policy
123	10/01/2003	ED SCA and Assureur	Police RC VEP N° 86250407	VEP Civil Liability insurance policy
124	10/01/2003	ED SCA and Assureur	Police dommages/PE N°FR20200	Damages/PE Insurance policy

N°	Execution Date	Parties	Name of the agreement	Subject matter of the agreement
125	10/01/2003	ED SCA and Assureur	Police tous risques chantiers N° 048111226	Full-coverage insurance policy against risks related to building sites
126	02/28/1989	ED SCA and The Walt Disney Company (Netherlands) BV Disney Enterprises, Inc.	License Agreement
127	02/28/1989	ED SCA and ED SAS	Contrat de développement	Development Contract

Exhibit 3.5 (i)

List of employees of the Contributing Company not transferred to the Beneficiary

François Pinon	VP – General Internal Counsel
Dominique Le Bourhis	VP – Treasurer/Tax
Diane Fuscaldo	Director – Controllership (Accounting and Financial Reporting)
Philippe Marie	VP – Communications Institutional
Bernd Nendersheuser	Director – Assistant Treasurer
Xavier Cottineau	Director – Business Planning
Laurent Schmitt	Director – Accounting
Jean-Yves Bignon	Director – Risk Management
Sandra Picard	Senior Mgr – Investor Relations
Replacement person for Marie Galeffi	Administrative Assistant
Olivier Lambert	Analyst – Investor Relations